                                                                    EXHIBIT 2.6


                                           ***Text Omitted and Filed Separately
                                               Confidential Treatment Requested
                                         Under 17 C.F.R. Sections 200.80(b)(4),
                                                             200.83 and 230.406



                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                             SOLIANCE NETWORKS, LLC


                           Dated as of August 25, 1999

                  THIS LIMITED LIABILITY COMPANY AGREEMENT of SOLIANCE NETWORKS, LLC a Delaware limited liability company (the "Company"), is made and effective as of August 25, 1999, among Sempra Energy Information Solutions, a California corporation ("SEIS"), Modis, Inc., a Florida corporation ("Modis"), and Cayenta.com, a Delaware corporation, ("Cayenta") (SEIS, Modis and Cayenta are collectively referred to herein as the "Members").

                  WHEREAS, the Members desire to form the Company under the Delaware Act for the purposes and upon the terms and conditions set forth herein;

                  WHEREAS, the Members desire that the Company be their vehicle for the provision of certain products and services supporting underlying business processes to be marketed to organizations within the energy, water, and utility industries on the terms and conditions set forth herein; and

                  WHEREAS, Modis, SEIS and Cayenta have agreed to provide certain necessary services to the Company pursuant to the Management Service Agreements.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

                  SECTION 1.01 Definitions. Each of the following terms shall have the meaning provided in the Section or Schedule set forth opposite such term:


                  TERM                                                                  SECTION
                  ----                                                                  -------
                  Adjusted Capital Account                                              Schedule 1.01
                  Adjusted Capital Account Deficit                                      Schedule 1.01
                  Affiliate                                                             Schedule 1.01
                  Agreement                                                             Schedule 1.01
                  Appraiser                                                             11.02
                  Asset Value                                                           Schedule 1.01
                  Auditors                                                              9.01
                  Bankruptcy                                                            Schedule 1.01
                  Business Day                                                          Schedule 1.01
                  Capital Account                                                       Schedule 1.01
                  Capital Contribution                                                  Schedule 1.01


                                      1

                  Cayenta                                                               Preamble
                  Cayenta Dedicated Assets                                              4.02
                  Cayenta Initial Membership Units                                      5.02
                  Cayenta Representatives                                               6.03
                  Certificate                                                           Schedule 1.01
                  Chairman                                                              6.03
                  Code                                                                  Schedule 1.01
                  Company                                                               Preamble
                  Company Business                                                      Schedule 1.01
                  Company Minimum Gain                                                  Schedule 1.01
                  Conversion                                                            16.01
                  Conversion Date                                                       16.01
                  Corporation                                                           16.01
                  Covered Person                                                        Schedule 1.01
                  Customer Contract                                                     Schedule 1.01
                  Debt                                                                  Schedule 1.01
                  Dedicated Assets                                                      Schedule 1.01
                  Delaware Act                                                          Schedule 1.01
                  Delinquent Member                                                     4.04
                  Depreciation                                                          Schedule 1.01
                  Existing Programs                                                     14.01
                  Fair Market Value                                                     11.02
                  Fiscal Year                                                           Schedule 1.01
                  Former Member                                                         11.02
                  GAAP                                                                  Schedule 1.01
                  Information                                                           14.04
                  Interest Rate                                                         Schedule 1.01
                  License Agreement                                                     4.02
                  Liens                                                                 Schedule 1.01
                  Liquidating Trustee                                                   11.03
                  Majority Vote                                                         Schedule 1.01
                  Management Services Agreement                                         4.02
                  Managing Members                                                      Schedule 1.01
                  Marketable Securities                                                 Schedule 1.01
                  Member                                                                Schedule 1.01
                  Member Nonrecourse Debt                                               Schedule 1.01
                  Member Nonrecourse Debt Minimum Gain                                  Schedule 1.01
                  Member Nonrecourse Deductions                                         Schedule 1.01
                  Members                                                               Preamble
                  Members Committee                                                     6.03
                  Membership Unit                                                       Schedule 1.01
                  Modis                                                                 Preamble
                  Modis Dedicated Assets                                                4.02
                  Modis Initial Membership Units                                        5.02


                                      2

                  Modis Representatives                                                 6.03
                  Net Distributable Cash                                                Schedule 1.01
                  Non-Delinquent Members                                                4.04
                  Nonrecourse Deductions                                                Schedule 1.01
                  Nonrecourse Liability                                                 Schedule 1.01
                  Officers                                                              6.11
                  Person                                                                Schedule 1.01
                  President                                                             6.11
                  Products                                                              Schedule 1.01
                  Property                                                              Schedule 1.01
                  Regulations                                                           Schedule 1.01
                  Regulatory Allocations                                                7.03
                  Related Agreements                                                    Schedule 1.01
                  Representatives                                                       6.02
                  SEIS                                                                  Preamble
                  SEIS Dedicated Assets                                                 4.02
                  SEIS Initial Membership Unit                                          5.02
                  SEIS Representatives                                                  6.03
                  Services Agreement                                                    Schedule 1.01
                  Subsidiary or Subsidiaries                                            Schedule 1.01
                  Transfer                                                              Schedule 1.01
                  Transferee                                                            Schedule 1.01
                  Unanimous Vote                                                        Schedule 1.01
                  Unrecovered Capital                                                   16.01


                                   ARTICLE II
                               FORMATION AND TERM

                  SECTION 2.01      Formation.

                  (a) The parties hereto hereby form and confirm the formation of the Company as a limited liability company under and pursuant to the provisions of the Delaware Act and all other pertinent laws of the State of Delaware for the purposes and upon the terms and conditions hereinafter set forth. The parties hereto agree that the rights, duties and liabilities of the initial Members and any additional Member admitted to the Company in accordance with the terms hereof shall be as provided in the Delaware Act, except as otherwise provided herein.

                  (b) The name and mailing address of each Member shall be listed on Schedule 2.01 attached hereto. Each of SEIS, Modis and Cayenta is hereby admitted as a Member of the Company. Additional Members shall be admitted as Members of the Company in accordance with Article X. The Chief Executive Officer, or a designee of the Chief Executive Officer, shall be required to update Schedule 2.01 from time to time, as necessary to reflect accurately the information herein as known by the Chief Executive Officer, but no such update shall modify

Schedule 2.01 in any manner inconsistent with this Agreement or the Delaware Act. Any amendment or revision to Schedule 2.01 made in accordance with this Agreement shall not be deemed an amendment to this Agreement for purposes of
Section 17.12. Any reference in this Agreement to Schedule 2.01 shall be deemed to be a reference to Schedule 2.01, as amended and in effect from time to time.

                  (c) The President, or a designee of the Chief Executive Officer, is hereby designated as an authorized person, within the meaning of the Delaware Act, to execute, deliver and file, or to cause the execution, delivery and filing of, any amendments or restatements of the Certificate and any other certificates, notices, statements or other instruments (and any amendments or restatements thereof) necessary or advisable for the formation of the Company or the operation of the Company in all jurisdictions where the Company may elect to do business, but no such amendment, restatement or other instrument may be executed, delivered or filed unless adopted in a manner authorized by this Agreement.

                  SECTION 2.02 Name. The name of the Company is Soliance Networks. The business of the Company may not be conducted under any other name unless all the parties hereto expressly agree in writing.

                  SECTION 2.03 Term. The term of the Company shall commence, and the Certificate shall be filed in the office of the Secretary of State of the State of Delaware, on the date hereof and shall continue for a term as set forth in the Certificate of Formation, subject to the provisions set forth in Article XI and applicable law. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Delaware Act or this Agreement.

                  SECTION 2.04 Principal Place of Business. The principal place of business of the Company shall be SEIS's principal place of business, whether in California or otherwise, or such other place as the Members Committee may determine from time to time, and the Company shall have other regional offices and operations as the Members Committee may determine from time to time.

                  SECTION 2.05 Title to Company Property. All property of the Company, whether real, personal or mixed, tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually, shall have any direct ownership interest in such property. At no time will the Company own or include in Company Property, the SEIS Dedicated Assets, the Modis Dedicated Assets or the Cayenta Dedicated Assets.

                  SECTION 2.06 Agent for Service of Process. The Company's registered agent for service of process in the State of Delaware shall be as set forth in the Certificate, as the same may be amended by the Members Committee from time to time.

                                   ARTICLE III
                        PURPOSE AND POWER OF THE COMPANY

                  SECTION 3.01 Purpose. The purpose of the Company is to engage in (a) the Company Business and (b) any and all lawful activities in accordance with the Delaware Act which the Members Committee deems necessary or advisable in connection with the Company Business.

                  SECTION 3.02 Powers of the Company. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Delaware Act, by any other law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in Section 3.01.

                  SECTION 3.03 Maintenance of Separate Existence. The Company shall do all things necessary to maintain its limited liability company existence separate and apart from each Member and any Affiliate of any Member, including holding regular meetings of the Members and maintaining its books and records on a current basis separate from that of any Affiliate of the Company or any other Person, and shall not commingle the Company's assets with those of any Affiliate of the Company or any other Person. In furtherance, and not in limitation, of the foregoing, the Company shall not:

                  (a) Authorize or permit any Person, other than the Chief Executive Officer, to act on its own behalf with respect to matters (other than matters customarily delegated to others under powers of attorney) for which a limited liability company's members or managing member would customarily be responsible;

                  (b) Fail (i) to maintain, or cause to be maintained by an agent under the Company's control, physical possession of all its books and records, (ii) to maintain capitalization adequate for the conduct of its business, (iii) to account for and manage all of its liabilities separately from those of any other Person, including payment by it of administrative expenses and taxes, other than income taxes, from its own assets, or (iv) to the extent practicable, to identify or cause to be identified, on its books and records or otherwise, separately all of its assets from those of any other Person;

                  (c) Except as contemplated by the preceding clause (b) or Section 4.03, commingle or permit the commingling of its funds with the funds of any Member or any Affiliate of any Member or use its funds for other than the Company Business; or

                  (d) Except as contemplated by Section 4.03, maintain or permit the maintenance of joint bank accounts or other depository accounts to which any Member would have independent access.

                                   ARTICLE IV
                         CAPITAL CONTRIBUTIONS, RELATED
                        AGREEMENTS, DEDICATION OF ASSETS,
                          CAPITAL ACCOUNTS AND ADVANCES

                  SECTION 4.01      Capital Contributions.

                  (a) SEIS. In exchange for the SEIS Initial Membership Units, SEIS hereby agrees to make a Capital Contribution of [...***...] as provided in Section 4.01(d) below.

                  (b) Modis. In exchange for the Modis Initial Membership Units, Modis hereby agrees to make a Capital Contribution of [...***...] as provided in Section 4.01(d) below.


                  (c) Cayenta. In exchange for the Cayenta Initial Membership Units, Cayenta hereby agrees to make a Capital Contribution of $5,000,000 as provided in Section 4.01(d) below.


                  (d) Initial Capital Contributions. SEIS, Modis and Cayenta shall make their respective Initial Capital Contribution on or before October 1, 1999 after receiving appropriate wire instructions from the Company.

                  SECTION 4.02      Related Agreements: Dedication of Assets.

                  (a)      SEIS. SEIS hereby agrees:

                           (i)      to enter into (A) a Management Services
Agreement with the Company for Energy Commodity Products dated and effective as of the date hereof in form and substance satisfactory to the Members ("Management Services Agreement") and (B) an intellectual property license agreement with the Company effective as of the date hereof in form and substance satisfactory to the Members ("License Agreement"), and

                           (ii)     to make available to the Company on a
non-exclusive basis, to the extent requested by the Members Committee and approved by SEIS, such other assets, facilities and services as the Members Committee may reasonably request at any time (such assets, facilities and services being the "SEIS Dedicated Assets"). The Company shall have no right to the earnings or other financial results of any such dedicated assets.

                           (iii)    to provide Company a restricted source
code license in perpetuity to the Sempra Energy Enterprise Frameworks (EFX) and its related components. SEIS shall provide Modis and Cayenta a restricted source code license in perpetuity to the EFX for use in their respective businesses outside of the American gas, water and electric utility industries. In the event of a dissolution and winding up of the Company by SEIS, Cayenta and Modis shall receive

                      * CONFIDENTIAL TREATMENT REQUESTED
an unrestricted source code license in perpetuity to the Sempra Energy Enterprise Frameworks (EFX) and its related components subject to Section
14.01 herein.

                  (b)      Modis. Modis hereby agrees:

                           (i)     to enter into (A) a Management Services
Agreement with the Company dated and effective as of the date hereof in form and substance satisfactory to the Members, and (B) a License Agreement, and

                           (ii)    to make available to the Company on a
non-exclusive basis, to the extent requested by the Members Committee pursuant to a Majority Vote and approved by Modis, such other assets, facilities and services as the Members Committee may reasonably request at any time (such assets, facilities and services being the " Modis Dedicated Assets"). The Company shall have no right to the earnings or other financial results of any such dedicated assets.

                  (c)      Cayenta. Cayenta hereby agrees:

                           (i)     to enter into (A) a License Agreement, and
(B) a Management Services Agreement, and

                           (ii)    to make available to the Company on a
non-exclusive basis , to the extent requested by the Members Committee and approved by Cayenta, such other assets, facilities and services as the Members Committee may reasonably request at any time (such assets, facilities and services being the "Cayenta Dedicated Assets"). The Company shall have no right to the earnings or other financial results of any such dedicated assets.

                  (d) All parties shall have the right of first refusal to provide any and all personnel for internal and external development activities, projects, or maintenance requirements for all areas outlined in the Company's Service Level Agreement.

                  (e)      Compensation.

                           (i)      The Company shall pay SEIS, Modis and
Cayenta the amounts due them in accordance with the Management Services Agreement or the License Agreement to which such Member shall be a party. All licenses granted to the Company under the License Agreements shall be royalty-free.

                           (ii)     The Company shall pay SEIS, Modis and
Cayenta an amount for the use of the SEIS Dedicated Assets, the Modis Dedicated Assets or the Cayenta Dedicated Assets, respectively.

                           (iii)    The Members Committee shall adopt
guidelines to calculate costs under Related Agreements and for use of Dedicated Assets. Such guidelines shall not include as a cost salaries and benefits of senior executives of such Member. Within five Business Days of the last day of each month, each Member shall notify the Company in writing of the compensation due for services under its Related Agreement and for the use of its Dedicated Assets, during the preceding month. Should the Company not pay said sum, or any part thereof, within 30 calendar days from the date of the monthly invoice (A) interest at the Interest Rate shall be additionally due and owing on the unpaid balance from the date past due and (B) the Member to which such sum is owed shall, effective 30 days following the delivery of written notice to the Company, have no further obligation pursuant to its Related Agreement to perform thereunder or pursuant to Section 4.02 to make available to the Company any of its Dedicated Assets until such unpaid balance plus all accrued interest shall have been paid; provided, that no Member shall be relieved of any of its obligations pursuant to a Related Agreement to perform such services or pursuant to this Section 4.02 to make available its Dedicated Assets if, following the delivery of written notice pursuant to this clause (B) but prior to 30 days following such delivery, the Company shall deliver to the relevant Member written notice setting forth in reasonable detail why the Company in good faith believes no unpaid amount is owed pursuant to its Related Agreement or this Section 4.02. Such Member will research the items in question and resolve any differences with the Company. In the event any amount that was paid by the Company was not properly owed, then within 30 days after the delivery of such notice, the Company shall be reimbursed that amount with interest at the Interest Rate from the date the original payment was received until the adjustment was refunded. Upon the dissolution and winding up of the Company, each Member will bill the Company for the actual costs it incurred since the last billing under the terms and conditions mentioned above and the Company shall pay promptly such Member.

                  (f) Audit Rights. The Company shall conduct an annual audit to examine the costs, payments, and/or settlements charged to the Company pursuant to Section 4.02(d) in respect of Related Agreements and Dedicated Assets. Such audit shall take place in the first quarter of each year for the immediately preceding year and be conducted by the Auditors who shall report the findings to the Member's Committee no later than April 15 of each year. By unanimous vote the Members may elect not to conduct such audit. In any event each Member reserves the right to designate its own employee representative, or its contracted representative, who shall have the right to audit and to examine any cost, payment, settlement, or supporting documentation charged to the Company pursuant to Section 4.02(d) in respect of any other Member's Related Agreement or Dedicated Assets. Any such audit shall be undertaken at the expense of the party requesting such audit at reasonable times and in conformance with generally accepted auditing standards. The Company and each Member agree to fully cooperate with any such audit. The right to audit shall extend during the term of this Agreement and for a period of two years following the date of final payment by the Company to such Member. Each Member and its respective Affiliates shall retain all necessary records/documentation for two years, or such longer period as may be required by order, law, regulation or rule, after the year to which they pertain. Each Member and the Company will be notified in writing of any exception taken as a result of an audit. If the auditing Member and the audited Member agree that the Company has been overcharged with regard to the audited Member's Related Agreement or Dedicated Assets, such Member shall refund the agreed upon amount plus interest to the Company within

30 days (or, alternatively, with prior written approval of the Company, deduct the dollar amount from the next invoice submitted to the Company). In the event agreement is not reached within 30 days of delivery of the notice referred to above, the matter shall be referred to the Auditors who shall decide such matter within 60 days of such referral. The fees of the Auditors in connection with such matter shall be paid by the party against which the Auditors decide. Interest will be computed at the Interest Rate from the date the excess payment was made by the Company until the repayment or offset was made.

                  SECTION 4.03      Additional Funding.

                  (a) In the event that the Members Committee determines pursuant to a Majority Vote that additional capital or credit support is required by the Company, it will be funded through any or a combination of the following mechanisms at the option of the Members Committee:

                           (i)      pursuant to a Majority Vote through
revolving credit facilities or other credit support from third parties (such as banks);

                           (ii)     pursuant to a Majority Vote through
credit support, subject to availability, from SEIS and/or its Affiliates (by means of guaranty or otherwise);


                           (iii)    pursuant to a Unanimous Vote through
additional capital contributions made by all Members at the same ratio as the initial capital contributions. Unless approved by Unanimous Vote the maximum additional capital contribution, shall be [...***...] for SEIS; [...***...] for Modis and $2.5 million for Cayenta. Unless a Member fails to make its capital contribution hereunder, in which case such Member shall be subject to the terms of Section 4.04 herein, such contributions shall increase the number of Membership Units of each Member by the ratio of the additional capital contribution to the initial capital contribution.


                           (iv)     pursuant to a Unanimous Vote through
Member loans by each of SEIS, Modis and Cayenta and/or their Affiliates (a schedule of anticipated Member loans including repayment terms will be developed by the Company after six months of operation hereunder); it being understood that such Member loans shall not exceed an aggregate of [...***...]
 and [...***...], and $1 million respectively, for the first six months after the date hereof; or

                           (v)      pursuant to a vote of the majority of the
Members representing at least the majority of the outstanding Member Units through additional cash capital contributions made by existing Members, who elect to make such additional contributions, or new member(s).

                  (b) In the event that such funding is to be made in the form of Member loans or credit support, the Company shall notify SEIS, Modis, and/or Cayenta, as the case may be, of the Member loans to be made or credit support to be provided, pursuant to this Section 4.03 by delivering a written notice to SEIS, Modis and/or Cayenta, specifying the aggregate amount of

                     * CONFIDENTIAL TREATMENT REQUESTED

Member loans to be made by each of them. In each case, the obligation of SEIS, Modis and/or Cayenta to make Member loans or provide credit support, as the case may be, as determined by the Members Committee, shall be subject to and conditioned on the Company meeting funding criteria. The Members expect that the funding criteria will be established by the Members Committee prior to January, 2000 and reviewed and revised by the Members Committee from time to time based on the then current operations and business plans of the Company. The amount of Member loans to be made by SEIS, Modis and/or Cayenta shall be the product of (A) the aggregate amount of Member loans to be made and (B) a fraction, the numerator of which shall be the aggregate number of Membership Units owned by SEIS, Modis, or Cayenta, as the case may be, and the denominator of which shall be the number of outstanding Membership Units owned by the parties. The Member loans to be made by SEIS, Modis and Cayenta shall be made in such amount as is specified in such notice in immediately available funds by wire transfer or other similar means to a bank account designated by the Company in such notice prior to the close of business on the fifth Business Day following the date of delivery of such notice. Subject to paragraphs (c) and (d) below, each Member loan shall be on such terms as to repayment and otherwise as the Members by a Majority Vote shall agree.

                  (c) The Company shall, on demand, reimburse SEIS, Modis, Cayenta and/or their Affiliates, as the case may be, for all costs and expenses directly incurred by them in providing any Member loan, credit support or other extension of credit to or for the benefit of the Company and reimburse them for all amounts payable to third parties in connection with each such extension of credit provided by them. The Company shall compensate SEIS, Modis, and Cayenta for any Member loans made by them and for funds advanced under credit support and the extensions of credit to or for the benefit of the Company by SEIS and/or its Affiliates on a quarterly basis until repaid in full together with interest thereon, by the payment of interest at the Interest Rate calculated from the date each loan or advance is made until the date all outstanding principal and interest thereon is paid in full. Member loans and funds advanced under credit support or other extension of credit for the Company shall be repaid, in inverse order of maturity, in equal quarterly installments over such period of time as approximately two (2) years, provided, that, in addition to repayment of such amounts in such equal quarterly installments, the Company shall make mandatory prepayments out of Net Distributable Cash in respect of such Member loans and funds advanced under credit support or other extension of credit for the Company each quarter in an amount determined in accordance with
Section 8.05(a)(iii) hereof (after giving effect to any distributions called for by clauses (i) or (ii) thereof), and upon withdrawal of such Member its Member loans and credit supports and other extensions of credit for the Company shall be repayable on the same terms as if such Member did not so withdraw. For purposes hereof, a borrowing by SEIS, Modis, and/or Cayenta to fund a Member loan or credit support or otherwise provide liquidity to or for the benefit of the Company, or the extension to the Company of credit as an unmargined line shall, in every instance, be treated as a Member loan.

                   (d) Notwithstanding any other provisions in this Agreement, the obligations of the Members pursuant to this Section 4.03 shall not be, and shall not be deemed to be, a guaranty, maintenance or support agreement or other similar agreement, or under any circumstances utilized to satisfy the general or other obligations and liabilities of the Company.

                  SECTION 4.04 Delinquent Members. If SEIS, Modis, or Cayenta wrongfully fails to timely advance all or any portion of any capital contributions or Member loans that it has agreed to make pursuant to the provisions of this Article IV, within 15 days following notice by the Company to such Member (the "Delinquent Member") of such failure, the Company may exercise any one or more of the following rights or remedies:

                  (a) Taking such action as the Managing Members other than the Delinquent Member deem appropriate to obtain payment or provision by the Delinquent Member of that portion of its agreed advance or credit support that is in default, together with interest thereon at the Interest Rate from the date that such advance or credit support was due until the date that such advance is made, at the cost and expense of the Delinquent Member; and

                  (b) Permitting those Members that desire to do so (the "Non-Delinquent Members") to advance that portion of the advance that is in default, with the result that, the sum thus advanced shall be determined to be a loan from the Non-Delinquent Members to the Delinquent Member pursuant to this Article IV. The loan shall have the following terms: (A) the principal balance of such loan and all accrued unpaid interest thereon shall be due and payable in whole within thirty days after written demand therefor has been given to the Delinquent Member by the Non-Delinquent Members; (B) the loan shall bear interest at the Interest Rate, from the date that the loan was made until the date that such loan, together with all interest accrued thereon, is repaid to the Non-Delinquent Members; (C) all distributions from the Company that would otherwise be made to the Delinquent Member are hereby assigned by the Delinquent Member to the Non-Delinquent Members (whether before or after dissolution of the Company) until the loan and all interest accrued thereon have been repaid in full to the Non-Delinquent Members (with all such payments being applied first to interest earned and unpaid and then to principal); and (D) the Non-Delinquent Members shall have the right, in addition to the other rights and remedies granted to them pursuant to this Agreement or available to them at law or in equity, to take such action as the Non-Delinquent Members deem appropriate to obtain payment by the Delinquent Member of the principal balance of such loan and all accrued and unpaid interest thereon, at the cost and expense of the Delinquent Member.

                  SECTION 4.05      Status of Capital Contributions.

                  (a) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement or in the Management Services Agreements, or License Agreements. Except as otherwise expressly provided herein, no Member will be permitted to borrow, make an early withdrawal of, or demand or receive a return of any Capital Contributions. Under circumstances requiring a return of any Capital Contributions, except as otherwise expressly provided in this Agreement, no Member will have the right to receive property other than cash.

                  (b) Except as otherwise provided herein, the Members shall be liable only to make their Capital Contributions and Member loans and other credit support pursuant to this Article IV, and no Member shall otherwise be required to lend any funds to the Company or, after a Member's Capital Contributions have been fully paid pursuant to this Article IV, to make any additional capital contributions to the Company. No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member or Transferee. A Member's obligation to contribute capital to the Company is conditional (within the meaning of Section 18-502(b) of the Delaware Act), payable only to the extent, and only in such amounts, required to be paid to the Company pursuant to this Agreement. Notwithstanding any other provision in this Agreement, the obligations of the Members pursuant to this Section 4.05 shall not be, and shall not be deemed to be, a guaranty, maintenance or support agreement or other similar agreement, or under any circumstances utilized to satisfy the general or other obligations and liabilities of the Company.

                  SECTION 4.06      Capital Accounts.

                  (a) An individual Capital Account shall be established and maintained for each Member.

                  (b) The Capital Account of each Member shall be maintained in accordance with the substantial economic effect and special rule provisions of Regulations Sections 1.704-1(b)(2) and 1.704-2 and the following provisions:

                           (i)      to each Member's Capital Account there
shall be credited such Member's Capital Contributions, such Member's distributive share of Net Profits, any items in the nature of income or gain that are specially allocated to such Member pursuant to Article VII and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company assets distributed to such Member;

                           (ii)     to such Member's Capital Account there
shall be debited the amount of cash and the Asset Value of any Company assets distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Net Losses, any items in the nature of deductions or losses that are specially allocated to such Member pursuant to
Article VII and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company;

                           (iii)    in the event all or some of a Member's
interest in the Company is assigned in accordance with Article X, the assignee shall succeed to the Capital Account of the assignor to the extent it relates to the assigned interest; and

                           (iv)     no Member shall be required to pay to the
Company or to any other Member or Person any deficit in such Member's Capital Account upon liquidation (as such term is defined in Regulations Section 1.704-1(b)(2)(ii)(g)) of its interest in the Company or upon dissolution of the Company or otherwise.

                                    ARTICLE V
                                MEMBERSHIP UNITS

                  SECTION 5.01 Membership Units. All Membership Units shall have identical rights in all respects as all other Membership Units except as otherwise specified in this Agreement. Each Member hereby agrees that its interest in the Company and in its Membership Units shall for all purposes be personal property. A Member shall have no interest in specific Company property.

                  SECTION 5.02 Initial Membership Units. Effective as of the date hereof, SEIS shall have an aggregate of [...***...] Membership Units (the "SEIS Initial Membership Units"), Modis shall have an aggregate of [...***...] Membership Units (the " Modis Initial Membership Units"), and Cayenta shall have an aggregate of 100 Membership Units (the "Cayenta Initial
 Membership Units").

                  SECTION 5.03 Additional Membership Units. In the event additional Membership Units shall be issued to an initial Member, or to any other Person and such Person shall be admitted as a Member in accordance with
Article X, the Chairman (as defined in Section 6.03(a) shall amend Schedule
2.01 accordingly. The Capital Contribution to be made by such Person except as provided for in 4.03(iii) shall be in the form and amount determined by Unanimous Vote and the amount of such Capital Contribution shall be credited to such Person's Capital Account.

                                   ARTICLE VI
                      MANAGING MEMBERS; MEMBERS COMMITTEE;
                       MANAGEMENT COMMITTEE; AND OFFICERS

                  SECTION 6.01 Management by the Managing Members. The Company shall be managed by the Managing Members.

                  SECTION 6.02      Power of Managing Members.

                  (a) The Managing Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the terms of this Agreement. In addition to the foregoing, the Managing Members shall have the power to exercise any and all other rights or powers of the Company and do all lawful acts and things as are not directed or required to be exercised or done by the Company under the Delaware Act or this Agreement.

                  (b) With respect to the internal management of the Company, without limiting the authority of the Managing Members, in their capacities as such, to act for and bind the Company, the Managing Members shall act through their designees (collectively, the "Representatives") on the Members Committee, who may be replaced at any time by the Managing Member that appointed such Representative (with or without cause), subject to

                      * CONFIDENTIAL TREATMENT REQUESTED

Section 6.03(a). Any vote or consent to be taken by the Managing Members shall be taken with the approval of not less than a Majority Vote of the Members Committee, except as otherwise provided in the Delaware Act or this Agreement.

                  SECTION 6.03      Members Committee.

                   (a) The forum for meetings of the Managing Members shall be a members committee (the "Members Committee"). Each Managing Member shall be entitled to be represented at Members Committee meetings by its Representatives. The total number of Representatives that shall be entitled to attend Members Committee meetings shall be six, (i) of whom two shall be designated by SEIS (the "SEIS Representatives"), (ii) two shall be designated by Modis (the "Modis Representatives") and (iii) two shall be designated by Cayenta (the "Cayenta Representatives"). In addition, the President of the Company shall be entitled to participate but not vote in all Members Committee meetings unless the President is also acting as a Representative of one of the Managing Members. The Members Committee shall select a chairman (the "Chairman") from among the SEIS Representatives, who shall preside over meetings of the Members Committee. The SEIS Representatives shall be officers, directors or employees of SEIS or its Affiliates, the Modis Representatives shall be officers, directors or employees of Modis or its Affiliates, and the Cayenta Representatives shall be officers, directors or employees of Cayenta or its Affiliates. The initial SEIS Representatives, Modis Representatives and Cayenta Representatives are named on Schedule 6.03. The number of Representatives in the Members Committee may be amended by unanimous vote of the Members to accommodate new Members.

                  (b) In addition to the Members' Representatives, officers, directors, employees or other representatives (including the accountants, attorneys and/or financial advisors) of a Member and its Affiliates shall be permitted to attend Members Committee meetings as observers, in accordance with non-discriminatory rules to be adopted by the Members Committee.

                  (c) The Members Committee shall meet no less frequently than semi-annually at such place and time as shall be determined by Majority Vote. Special meetings of the Members Committee, to be held at the offices of the Company as above provided (or such other place as shall be agreed by Majority Vote), shall be called at the direction of the Chairman or a Managing Member upon not less than five Business Days' notice given by the Chairman.

                  (d) With respect to quarterly meetings and special meetings, not later than five Business Days before each such meeting the Chairman shall deliver to each Managing Member, together with the notice of each such meeting, an agenda specifying in reasonable detail the matters to be discussed at the applicable Members Committee meeting. Any Managing Member that wishes to have any additional matter discussed at any such meeting, shall give to the Chairman and each other Managing Member not later than two Business Days prior to any such meeting, notice of each matter it so wishes to discuss.

                  (e) At any meeting of the Members, every Member entitled to vote may vote or attend in person or by proxy.

                  (f) A quorum shall be at least one Representative of each Member. Notwithstanding the above, if a Member has not attended two consecutive duly noticed Member Meetings and does not attend the subsequent duly noticed meeting(s), such Member will be deemed to be present so that a quorum will be considered present. For any vote of the Members at such meeting the votes of the absent Member shall be cast to concur with the majority vote of the Members who are present.

                  (g) For each Membership Unit (or fraction thereof) of a Member, such Member shall be entitled to one vote (or a corresponding fractional vote). Member's votes may be cast by any one of its Representatives.

                  (h) Any one or more Members or Representatives or any committee thereof may participate in a meeting of such Members, Members Committee or other committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                  SECTION 6.04      Approval Required.

                  (a) Except as expressly required by the Delaware Act or by this Agreement, no vote, consent or authorization of the Members shall be required for the taking of any action on behalf of or with respect to the Company. The Members Committee shall have authority with respect to all aspects of the operation of the Company. Except as otherwise provided in the Delaware Act or in this Agreement, action required to be approved by vote of the Members or Members Committee shall be authorized if approved by a Majority Vote. Except as otherwise provided herein, in every instance where this Agreement requires the consent or authorization of Members or of any particular group of Members, such consent or authorization need not be in writing.

                  (b) Without limiting the generality of the foregoing, the Company shall not take any of the following actions except pursuant to an Unanimous Vote:

                           (i)      the conduct by the Company of any
business other than, or the engagement by the Company in any transaction not substantially related to, the Company Business; it being understood that the approval of the modification or expansion of Company Business or any component thereof, shall not by itself modify or expand the scope of Section 14.01;

                           (ii)     the amendment or restatement of the
Articles, except as otherwise permitted pursuant to Section 17.12;

                           (iii)    the admission of a Member and the
approval of any Transfer by a Member of a Membership Interest or Member loan, except as otherwise permitted pursuant to Section 10.01(a);

                           (iv)     the sale, transfer, lease, sublease,
license or other disposition by the Company to a third party of any material property or asset, real, personal or mixed (including leasehold interests and intangible assets other than in the ordinary course of the Company's Business); or grant a Lien on any assets of the Company, other than pursuant to Section 4.03(d);

                           (v)      the authorization, issuance, sale,
acquisition, repurchase or redemption by the Company of any Membership Units or other equity interest (or option, warrant, conversion or similar right with respect to any equity interest) in or of the Company, including but not limited to, the establishment of a Membership Unit option plan and the granting of options or other rights thereunder;

                           (vi)     the merger or consolidation with, or
acquisition of an interest in, any Person other than in the ordinary course of the Company Business, or the acquisition of a substantial portion of the assets or business of any Person or any division or line of business thereof other than in the ordinary course of the Company Business, or any other acquisition of material assets not in the ordinary course of the Company Business, or the entering into of any joint venture, partnership or similar arrangement;

                           (vii)    the assumption or guarantee of any Debt
of any third party, other than of Members with respect to obligations incurred in accordance with a Related Agreement or a Member loan, credit support or other extension of credit to or for the benefit of the Company as contemplated by Section 4.03;

                           (viii)   the commitment to any capital expenditure
in excess of $5 million;

                           (ix)     other than pursuant to the types of
contracts described in clause (c)(vi) below and as contemplated by Section 4.03, the entering into by the Company of any agreement, contract or arrangement pursuant to which the Company is obligated to pay or entitled to receive payments in excess of $5,000,000 over the term of such contract;

                           (x)      the entering into, or amendment of, any
(1) agreement, arrangement or transaction, including a Related Agreement, with any officer, Affiliate or Member of the Company (or any relative, beneficiary, employee or Affiliate of such person), (2) any arrangement that would obligate the Company to pay any employee in excess of $350,000 per year, or (3) any arrangement that would obligate the Company to pay any employee compensation based on the net profits, revenues or gross sales of the Company or any other contingent basis;

                           (xi)     the commencement or settlement of any
litigation for an amount in excess of $1 million in any such commencement or settlement or series of relate commencements or settlements; or

                           (xii)    any change in the number of, or method of
designating, Representatives on the Members Committee;

                           (xiii)   the appointment of any President, chief
executive officer, or chief financial officer;

                           (xiv)    (1) the dissolution, liquidation or
winding up of the Company, or
                                    (2) the commencement of a voluntary
proceeding seeking reorganization or other similar relief;

                  (c) To avoid confusion, the Company shall be entitled to take any of the following actions pursuant to a Majority Vote:

                           (i)      any determination with respect to, or the
sending of any notice to SEIS, Modis, and Cayenta requesting, additional capital contributions, credit support or Member loans pursuant to Section 4.03;

                           (ii)     other than pursuant to the types of
contracts described in clause (vii) below, the incurrence, issuance, assumption or refinancing of any Debt of the Company if the aggregate amount of such Debt and all other outstanding Debt of the Company exceeds $5,000,000, other than Member loans, credit supports or other extensions of credit to or for the benefit of the Company as contemplated by Section 4.03;

                           (iii)    the declaration, making or payment of any
dividend or distribution (whether in cash, securities or other property) to the Members or otherwise;

                           (iv)     the termination of any President, Chief
Executive Officer, Chief Financial Officer, Chief Operating Officer, General Manager, President or Senior Vice President, or any person who performs similar functions, or the selection or replacement of the independent auditors of the Company; the appointment of any Chief Operating Officer, General Manager, President or Senior Vice President, or any person who performs similar functions;

                           (v)      unless required by law or a change in
GAAP, the making of any material change in the accounting methods of the Company;

                           (vi)     the initial public offering of securities
by the Company or the Conversion of the Company into a Corporation in connection therewith or otherwise, including the authorization, issuance and sale by the Company of any Membership Unit or other equity interest (or option, warrant, conversion or similar right with respect to any equity interest) in or of the Company in connection therewith.

                  (d) To avoid confusion, the President and/or Chief Financial Officer of the Company are authorized to enter into contracts and commitments on behalf of the Company up to a maximum $1 million and the Management Committee is authorized to enter into such contracts and commitments up to a maximum of $5 million, without obtaining approval from the Members Committee.

                  SECTION 6.05      Management Committee.

                  (a) The Members Committee may, by resolution passed by a Majority Vote, appoint a Management Committee of three members, to serve at the pleasure of the Members Committee, to consist of one member designated by each Member, including as one of such three members, the President of the Company. Each designee of a Member shall also be one of its Representatives. The Chairman of the Management Committee, who shall preside over meetings of the Executive Committee, shall be the President. The initial members of the Management Committee are named on Schedule 6.03. Any member of the Management Committee may be removed or replaced by the Member that designated such member.

                  (b) In addition to the members of the Management Committee, designees, officers, directors, employees or other representatives (including the accountants, attorneys and/or financial advisors) of a Member and its Affiliates shall be permitted to attend Management Committee meetings as observers, in accordance with non-discriminatory rules to be adopted by the Management Committee.

                  (c) The Management Committee shall, by a vote of a majority of its members, fix its own times and places of meeting, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members; provided, that no such rule shall be inconsistent with any provision of this Agreement.

                  (d) During the intervals between the meetings of the Members Committee, except as otherwise provided by the Members Committee in the resolutions establishing the Management Committee or otherwise, the Management Committee shall possess and may exercise all the powers of the Members Committee in the management and direction of the business and affairs of the Company which are legally delegable to a committee of Members; provided, that the Management Committee shall not have the power to take any of the actions that require a Unanimous Vote or Majority Vote of the entire Members Committee pursuant to Section 6.04. All action taken by the Management Committee shall be subject to review, amendment and repeal by the Members Committee; provided, that no rights of third parties shall be adversely affected by any such review, amendment or repeal. A quorum shall be at least two-thirds (2/3) of all members of the Management Committee.

                  SECTION 6.06 Action by Written Consent. Any action required or permitted to be taken by the Managing Members, the Members Committee or the Management Committee, either at a meeting or otherwise, may be taken without a meeting if Managing Members or Representatives having not less than the same voting power required to approve such action at a meeting of the Managing Members, the Members Committee or the Management Committee, as the case may be, consent in writing and the writing or writings are filed with the minutes of proceedings of the Managing Members, the Members Committee or the Management Committee, as the case may be. At least two Business Days prior to the effectiveness of any such action, written consent will be given by the President or Secretary of the Company to those Managing Members who have not consented in writing.

                  SECTION 6.07 Telephonic Meetings. Managing Members and Representatives may participate in a meeting of the Managing Members, the Members Committee or the Management Committee, as the case may be, by means of a conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

                  SECTION 6.08 Company Minutes. The decisions and resolutions of the Members, the Members Committee and the Management Committee shall be reported in minutes, which shall state the date, time and place of the meeting (or the date of the written consent in lieu of meeting), the Members or Representatives, as the case be, present at the meeting, the resolutions put to a vote (or the subject of a written consent) and the results of such voting (or written consent). The minutes shall be entered in a minute book kept at the principal office of the Company and a copy of the minutes shall be provided to each Managing Member. All action by the Management Committee shall be reported promptly to the Members Committee.

                  SECTION 6.09 No Reimbursements. Except as set forth in this Agreement or in any Related Agreement, or otherwise agreed upon by the Members Committee, the Company shall not reimburse the Members for any expenses incurred by the Members on behalf of the Company.

                  SECTION 6.10 Partition. Until termination of the Company, each Member hereby specifically renounces, waives and forfeits all rights, whether arising under contract or statute or by operation of law, to seek, bring or maintain any action in any court of law or equity for partition of the Company, or any interest which is considered to be Company assets, regardless of the manner in which title to any such assets may be held.

                  SECTION 6.11      Officers.

                  (a) The Company shall have employees or agents who are denominated as officers (including, but not limited to a President, one or more Vice-Presidents, a Chief Financial Officer or a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant

Secretaries), as the Members Committee may designate from time to time (the "Officers"). The initial chief executive officer of the Company shall be the President. The President shall be a designee of SEIS.

                  (b) The Officers shall be responsible for implementing the decisions of the Members Committee and Management Committee and for conducting the ordinary and usual business and affairs of the Company, including, subject to the policies and limitations established by, and the supervision of, the Members Committee or Management Committee and subject to the terms of this Agreement, including, without limitation, Section 6.04:

                           (i)      the making of tax, regulatory and other
filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

                           (ii)     the acquisition or disposition of assets
in the ordinary course of the Company Business;

                           (iii)    the use of the assets of the Company
(including, without limitation, the financing of the conduct of the operations of the Company, the lending of funds to other Persons and the repayment of obligations of the Company);

                           (iv)     the maintenance of insurance for the
benefit of the Members and the Company; and

                           (v)      the control of any matters affecting the
rights and obligations of the Company, including, without limitation, the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expenses and settlement of claims and litigation up to $250,000 in amount.

                  (c) The Officers shall be entitled to receive for their services to the Company such compensation as may be determined by the Members Committee from time to time, such compensation to be paid by the Company. The Officers shall at all times be subject to the supervision and control of the Members Committee and shall conform to policies and programs established by the Members Committee, and the scope of the Officers' authority shall be limited to such policies and programs. The acts of the Officers shall bind the Company when conducted within the scope of the authority of such Officers. Except as otherwise authorized by the Members Committee or the President, no other Person shall have authority to bind or act for, or assume any obligations or responsibilities on behalf of, the Company. The Officers shall keep the Members Committee informed as to all matters of concern to the Company.

                  (d) Nothing in this Section 6.11 shall be construed so as to limit the authority of the Managing Members, in their capacities as such, to act for and bind the Company.

                                   ARTICLE VII
                            ALLOCATIONS; TAX MATTERS

                  SECTION 7.01      Allocations.

                  (a) The Company's Net Profits and Net Losses, subject to the special allocations pursuant to Sections 7.02 and 7.03, shall be allocated for each fiscal year to the Members as follows:

                           (i)     the Company's Net Profits shall be
allocated to the Members pro rata in accordance with the number of Membership Units owned by each Member; and

                           (ii)    the Company's Net Losses shall be
allocated to the Members, pro rata in accordance with the number of Membership Units owned by each Member.

                  (b)      Notwithstanding anything to the contrary in
Section 7.01(a), in the event of the winding up and dissolution of the Company pursuant to Section 11.04 hereof, Net Profit and Net Losses (and items of gross income, loss or deduction, if necessary), including gain or loss realized by the Company upon the sale (or deemed sale) of its property or assets, shall be allocated to the extent possible, subject to the special allocations of Sections 7.02 and 7.03, in a manner so as to cause the Capital Accounts of the Members to equal the amounts due the respective Members in accordance with the provisions of Section 11.04.

                  SECTION 7.02      Special Allocations.

                  (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article VII, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for the fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 7.02(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                  (b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 7, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amount required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) of the Regulations. This Section 7.02(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or
1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company gross income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided, that an allocation pursuant to this Section 7.02(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VII have been tentatively made as if this Section 7.02(c) were not in the Agreement.

                  (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 7.02(d) shall be made only if and to the extent that such Member would have a Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article VII have been made as if Section 7.02(c) and this Section 7.02(d) were not in the Agreement.

                  (e) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be allocated to the Members, pro rata, in accordance with the number of Membership Units owned by such Member.

                  (f) Member Loan Deductions. All items of Company gross deduction and loss attributable to a Member loan which constitutes partner nonrecourse debt within the meaning of Regulations Section 1.704-2(b)(4) shall be allocated to the Member or Members that bear the economic risk of loss for such loan in accordance with Regulations Section 1.704-2(i)(1).

                  (g) Net Losses Limitation. The Net Losses and items of Company gross deduction or loss allocated pursuant to Sections 7.01 and 7.02 shall not exceed the maximum amount of Losses and items of deduction and loss that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. All Net Losses and items of Company gross deduction or loss in excess of the limitations set forth in this

Section 7.02 shall be allocated to the Members who do not have Adjusted Capital Account Deficit in proportion to their Adjusted Capital Accounts.

                  SECTION 7.03 Curative Allocations. The allocations set forth in Section 7.02 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this
Section 7.03. Therefore, notwithstanding any other provision of this Article VII (other than the Regulatory Allocations), the Members shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to this Article VII without regard to the Regulatory Allocations. In exercising their discretion under this Section 7.03, the Members shall take into account future Regulatory Allocations under
Section 7.02 that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 7.02.

                  SECTION 7.04      Other Allocation Rules.

                  (a) Solely for purposes of determining the Members' proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Members' interests in Company profits are in proportion to their ownership of Membership Units.

                  (b) To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Members shall endeavor to treat distributions of cash as having been made from the proceeds of a nonrecourse liability only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Member.

                  (c) If the number of Membership Units owned by any Member changes during the fiscal year, the Company's Net Profits and Net Losses for that fiscal year shall be allocated evenly among each day of the fiscal year, and each Members' share of Net Profits and Net Losses for such fiscal year shall be the sum of its shares of the Net Profits and Net Losses for each day during the fiscal year.

                  SECTION 7.05      Tax Allocation.

                  (a) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for Federal income tax purposes and its initial Asset Value (computed in accordance with the definition of Asset Value).

                  (b) In the event the Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for Federal income tax purposes and its Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

                  (c) Any elections or other decisions relating to such allocations shall be made by the tax matters Member in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.05 are solely for purposes of Federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit, Net Losses, other items, or distributions pursuant to any provision of this Agreement.

                  (d) Except as otherwise provided in this Agreement, all items of Company gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members in the same proportion as they share Net Profit or Net Losses, or amounts specially allocated pursuant to Section 7.02 or 7.03 hereof, as the case may be, for the fiscal year.

                  SECTION 7.06      Tax Decisions.

                  (a) The Company shall file as a partnership for Federal and state income tax purposes. All elections required or permitted to be made by the Company, and all other tax decisions and determinations relating to Federal, state or local tax matters, shall be made by the tax matters Member, in consultation with the Managing Members and the Company's attorneys and/or accountants. Tax audits, controversies and litigations shall be conducted under the direction of the tax matters Member. The tax matters Member shall submit to the Members, for their review and comment, any settlement or compromise offer with respect to any disputed item of income, gain, loss, deduction or credit of the Company. SEIS shall be the initial tax matters Member within the meaning of Section 6231(a)(7) of the Code. The tax matters Member shall furnish to the Members a copy of all notices or other written communications received by the tax matters Member from the Internal Revenue Service or any state of local taxing authority. The tax matters Member shall cause all tax returns of the Company to be timely filed. Copies of such returns shall be kept at the Company's principal place of business or at such other place as the tax matters Member shall determine and shall be available for inspection by the Members or their duly authorized representatives during regular business hours. The tax matters Member shall distribute to each of the Members, as soon a practicable after the end of the fiscal year of the Company, information with respect to the Company necessary for each Member to prepare its Federal, state and local tax returns.

                  (b) The Managing Members may, by Majority Vote, amend the provisions of this Agreement relating to the manner in which tax items are allocated to the extent necessary to comply with Regulations Sections 1.704-1(b) and 1.704-2; provided, however, that any such amendment may be made only if it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article XI hereof upon the liquidation of the Company.

                                  ARTICLE VIII
                                  DISTRIBUTIONS

                  SECTION 8.01 Distributions. The Members Committee, as determined in accordance with Article VI, may make distributions to the Members, pro rata in accordance with their respective Membership Units.

                  SECTION 8.02 Liquidation Distributions. Distributions made upon liquidation of the Company shall be made as provided in Section 11.04.

                  SECTION 8.03      Distribution Rules.

                  (a) All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation by the Company to the Members shall be treated as amounts distributed to the Members pursuant to this Article VIII for all purposes of this Agreement. The President is authorized and directed to withhold from distributions, or with respect to allocations, to the Members and to pay over to any Federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other Federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld. Promptly upon learning of any requirement under any provision of the Code or any other applicable law requiring the Company to withhold any sum from a distribution to a Member or to make any payment to any taxing authority in respect of such Member, the Company shall give written notice to such Member of such requirement and, if practicable and if requested by such Member, shall cooperate with such Member in all lawful respects to minimize or to eliminate any such withholding or payment.

                  (b) A Member shall not have the status of, and is not entitled to the remedies available to, a creditor of the Company with regard to distributions on its Membership Units that such Member becomes entitled to receive pursuant to this Agreement and the Delaware Act.

                  (c) If any amounts owed by a Member to the Company pursuant to any of the Related Agreements are then due and payable, the Company shall have the right to withhold and offset all or part of such amounts from and against any distributions otherwise payable to such Member.

                  SECTION 8.04 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its Membership Units, if (i) such distribution would violate Section 18-607(a) of the Delaware Act or other applicable law, (ii) such distribution would be made from funds other than Net Distributable Cash, (iii) any costs or expenses directly incurred by SEIS, Modis, Cayenta and/or their Affiliates in providing any Member loan, credit support or other extension of credit to or for the benefit of the Company, or any regular quarterly payment of principal theretofore due in respect of any such Member loan, credit support or other extension of credit, or any mandatory prepayment based on Net Distributable Cash contemplated by the proviso in Section 4.03(c) above), or any interest thereon, shall in any such case be due and remain unpaid, provided that this clause (iii) shall not prohibit distributions in accordance with Sections 8.05(a)(i) and (ii) prior to such mandatory prepayments, or if such mandatory prepayment or other payments shall be made from borrowed funds or otherwise on credit, or (iv) any amount then due and payable by the Company to any Member pursuant to any of the Related Agreements remains outstanding and unpaid.

                  SECTION 8.05 Distribution Priority. Distribution Priority Distributions (including the payments contemplated by clause (a)(ii) below which shall not be an equity transaction), other than distributions upon the liquidation of the Company, and contractual or guaranteed payments, whether in respect of Net Distributable Cash of the Company or otherwise, shall be made to the Members as follows and in the following order of priority:

                  (a) The following distributions (including the payments contemplated by clause (ii) below which shall not be an equity transaction) shall be made each quarter, unless determined otherwise by an Unanimous Vote of the Members:

                           (i)     After the end of each Fiscal Year, to the
extent permissible pursuant to financing agreements to which the Company is now or hereafter may become a party, the Company shall distribute to each Member the aggregate amount by which (A) United States federal and state income taxes that would be payable by a Member in the highest tax bracket applicable from time to time to a corporation (and taking into account the character of such income), with respect to the taxable income and gains of the Company allocated to such Member for the Fiscal Year of the Company ending in such year and for all prior Fiscal Years, and after giving effect to all deductions and losses of the Company allocated to such Member for such Fiscal Year and prior Fiscal Years, if applicable (and in each case applying such highest applicable tax brackets thereto), exceeds (B) all amounts previously distributed (or deemed distributed) to such Member in respect of its Membership Interest pursuant to this Agreement. Subject to the limitations set forth above, the Company will, where reasonably practicable, make distributions on a quarterly basis to facilitate the payment of quarterly estimated income taxes by the Members, subject to adjustment at or following the end of such calendar year, as the Company may deem appropriate (including the right of the Company to require prompt repayment of amounts distributed under this sentence in excess of that ultimately determined to be required to be distributed for such period).

                           (ii)     Thereafter, distributions to the Members
will be made in respect of the outstanding balance of all debts and liabilities of the Company to the Members to whom the same are owed, including Member loans and amounts payable to withdrawing members pursuant to
Section 10.06, in the ratio of the aggregate outstanding amount owed to each such Member by the Company, until paid in full.

                  (b) Thereafter, the following distributions shall be made if, as and then only to the extent determined from time to time by a Majority Vote of the Members in the sole and absolute discretion of such majority in interest:

                           (i)      Distributions to the Members will be made
in the ratio of their respective Membership Units.

                  (c) Distributions in connection with the liquidation of the Company shall be made as provided in Article XI hereof.

                                   ARTICLE IX
                     BOOKS AND RECORDS; FINANCIAL STATEMENTS

                  SECTION 9.01      Books and Records; Financial Statements

                  (a) At all times during the continuance of the Company, the Company shall maintain separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company Business in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a complete and correct copy of this Agreement and of the Articles, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representatives for any purpose reasonably related to such Member's interest in the Company. The books of account and the records of the Company shall be examined by and reported upon as of the end of each Fiscal Year by a firm of independent certified public accountants that shall be selected by the Members Committee from among the five largest U.S. accounting firms (the "Auditors"). Any Member shall have the right to have a private audit of the Company books and records conducted at reasonable times and after reasonable advance notice to the Company for any purpose reasonably related to such Member's interest in the Company, but any such private audit shall be at the expense of the Member desiring it, and it shall not be paid for out of Company funds. Such private right to audit the books and records of the Company shall also include the right to audit and make recommendations regarding the internal control systems, policies and procedures and compliance therewith of the Company.

                  (b) The President, Chief Financial Officer, Treasurer or Controller shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company and the following financial information, prepared, in the case of (i)(A), (i)(B) and (i)(C) below in accordance with GAAP, and in the case of (i)(A), on an accrual basis, together with an operating report in a form to be determined by the Members Committee analyzing such information, shall be transmitted by the President, Chief Financial Officer, Treasurer or Controller to each Member at the times hereinafter set forth:

                           (i)      Within 60 days after the close of each
Fiscal Year, the following financial statements, examined by and certified to by the Auditors:

                                     (A) the balance sheet of the Company as
of the close of such Fiscal Year;

                                     (B) a statement of Company Net Profits
and Net Losses for such Fiscal Year;

                                     (C) a statement of the Company's cash
flows for such Fiscal Year; and

                                     (D) a statement of such Member's Capital
Account as of the close of such Fiscal Year, and changes therein during such Fiscal Year.

                           (ii)      Within 60 days after the close of each
Fiscal Year, a statement indicating such Member's share of each item of Company income, gain, loss, deduction or credit for such Fiscal Year for income tax purposes.

                           (iii)     As soon as available and in any event
within 30 days after the end of each three-month period, balance sheets of the Company as of the end of such three-month period and statements of income and Company Net Profits and Net Losses for the period commencing at the end of the previous fiscal year and ending with the end of such three-month period, certified by the President, Chief Financial Officer, Treasurer or Controller of the Company.

                           (iv)      As soon as practicable and in any event
within 20 days following the end of each calendar month, a monthly operating summary of the Company's activities in a form to be established by the Members' Committee.

                  (c) Each Member shall provide to the President, Chief Financial Officer, Treasurer or Controller upon request tax basis information about contributed assets and other tax information reasonably requested by the President, Chief Financial Officer, Treasurer or Controller.

                  SECTION 9.02 Reporting Requirements. The President shall furnish or cause to be furnished to each Member:

                  (a) as soon as possible and in any event within ten days after the Company has received notice of the occurrence of any default or event of default continuing on the date of such statement under any agreement relating to any material obligation of the Company, a statement of the President setting forth details of such default or event of default and the action which the President has taken and proposes to take with respect thereto;

                  (b) promptly after the sending or filing thereof, copies of all material reports that the Company sends to any of its creditors, and copies of all income tax returns that the Company files with any federal or state taxing authority;

                  (c) within 15 days of the filing by the tax matters Member of the Company's federal tax return (Federal Form 1065), a copy of Schedule K-1 of Federal Form 1065 reporting the Member's allocable share of Net Profits, Net Losses and other items of income, gain, deductions or loss for such Fiscal Year; and, from time to time, such additional information as the Member may reasonably require for tax purposes;

                  (d) on a quarterly basis, a copy of the report from Modis, Cayenta and SEIS pursuant to its Management Services Agreement, stating, among other things, its current accomplishments, problems/issues, upcoming events, schedule progress, budget versus actual revenues and expenses and such other information regarding the condition or operations, financial or otherwise, of the Company as any Member may from time to time reasonably request.

                                    ARTICLE X
                     TRANSFERABILITY AND ADDITIONAL MEMBERS

                  SECTION 10.01     General Restrictions on Transfer

                  (a) No Transfer may be made by any Member of all or any part of its Membership Units in the Company or Member loan except pursuant to the Unanimous Vote of the Members Committee, except that a Member may transfer its Membership Units or Member loan to an Affiliate without the consent of the other Members so long as neither the Company nor any non-Transferring Member shall incur any additional liability as a result of such Transfer and the Transferring Member shall not be released from any liability or obligation under this Agreement or any Related Agreement. Notwithstanding the foregoing, any Member or Affiliate of a Member may pledge, hypothecate or grant a Lien on any Member loan in connection with such Member's financing thereof.

                  (b) Each time a Member proposes to transfer all or any part of its Membership Units (or as required by operation of law or other involuntary transfer to do so), such Member shall first offer such Membership Units to the Company and the non-transferring Members in accordance with the following provisions:

                           (i)      Such Member shall deliver a written
notice ("Option Notice") to the Company and the other Members stating such Member's bona fide intention to transfer such Membership Units, the Membership Units to be transferred, the purchase price and terms of payment for which the Member proposes to transfer such Membership Units and the name and address of the proposed transferee.

                           (ii)     Within thirty (30) days after receipt of
the Option Notice, the Company shall have the right, but not the obligation, to elect to purchase all or any part of the Membership Units upon the price and terms of payment designated in the Option Notice. If the Option Notice provides for the payment of non-cash consideration, the Company may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Management Committee. If the Company exercises such right within such thirty
(30) day period, the Management Committee shall give written notice of the fact to the transferring and non-transferring Members.

                           (iii)    If the Company fails to elect to purchase
the entire Membership Units proposed to be transferred within the thirty (30) day period described in Section 10.01(b)(ii), the non-transferring Members shall have the right, but not the obligation, to elect to purchase any remaining share of such Membership Units upon the price and terms of payment designated in the Option Notice. If the Option Notice provides for the payment of non-cash consideration, such purchasing Members each may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the non-cash consideration offered as determined by the Management Committee. Within sixty (60) days after receipt of the Option Notice, each non-transferring Member shall notify the Management Committee in writing of its desire to purchase a portion of the Membership Units proposed to be so transferred. The failure of any Member to submit a notice within the applicable period shall constitute an election on the part of that Member not to purchase any of the Membership Units which may be so transferred. Each Member so electing to purchase shall be entitled to purchase a portion of such Membership Units in the same proportion that the Units of such Member bears to the aggregate of the Units of all of the Members electing to so purchase the Membership Units being transferred. In the event any Member elects to purchase none or less than all of its pro rata share of such Membership Units, then the other Members can elect to purchase more than their pro rata share.

                           (iv)     If the Company and the other Members
elect to purchase or obtain any or all of the Membership Units designated in the Option Notice, then the closing of such purchase shall occur within ninety (90) days after receipt of such notice and the transferring Member, the Company and/or the other Members shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate such purchase.

                           (v)      If the Company and the other Members
elect not to purchase or obtain, or default in their obligation to purchase or obtain, all of the Membership Units designated in the Option Notice, then the transferring Member may transfer the portion of the Membership Units described in the Option Notice not so purchased, to the proposed transferee, providing such transfer is completed within thirty (30) days after the expiration of the company's and the other Members' right to purchase such Membership Units, is made on terms no less favorable to the transferring Member than as designated in the Option Notice. If such Membership Units are not so transferred, the transferring Member must give notice in accordance with this Section prior to any other or subsequent transfer of such Membership Units.

                  (c) In the case of permitted Transferees, any Transferee of a Membership Units (including an Affiliate of the transferor) shall be admitted as a Member only after such Transferee agrees to assume all obligations of the transferor hereunder and otherwise be bound by the provisions of this Agreement.

                  (d) Any Person that becomes a Member after the date hereof, accepts, ratifies and agrees to be bound by all actions duly taken pursuant to the terms and provisions of this Agreement by the Company prior to the date such Person became a Member and, without limiting the generality of the foregoing, specifically ratifies and approves all agreements and other instruments as may have been executed and delivered on behalf of the Company prior to such date and which are in force and effect on such date.

                  (e) Each Transfer of all or a part of Membership Units (other than any Transfer of all or part of Membership Units or any interest therein upon foreclosure of a security interest created in such Membership Units) to a permitted Transferee shall entitle such Transferee to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar item to which the transferor was entitled, but only to the extent of the transferred Membership Units. Such Transfer shall also give a permitted Transferee the right to participate in the management of the Company through voting or otherwise and any other rights exercisable by a Member or, in the case of a Transfer by a Managing Member, such Managing Member, subject to the compliance of such Transferee with the provisions of paragraph (b) above and the admission of such Transferee as a Member.

                  (f) Notwithstanding the above, a Managing Member may transfer up to twenty per cent (20%) of its initial Membership Units to one or more of its employees. Such Transfer shall entitle such Transferee to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar item to which the transferor was entitled, but only to the extent of the transferred Membership Units. Such Transfer shall not give such employee Transferee the right to participate in the management of the Company through voting or otherwise nor any other rights exercisable by a Member.

                  SECTION 10.02 Recognition of Transfer by Company. No Transfer of Membership Units, or any part thereof, that is in violation of this Article X shall be valid or effective, and neither the Company nor the Members shall recognize the same for the purpose of making distributions pursuant to Section 8.01 hereof with respect to such Membership Units or part thereof. Neither the Company nor the non-transferring Members shall incur any liability as a result of refusing to make any such distributions to the Transferee of any such invalid Transfer.

                  SECTION 10.03 Indemnification. In the case of a Transfer or attempted Transfer of an interest in the Company contrary to the provisions of Section 10.01 hereof, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and each of the other Members from all costs, liabilities or damages that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce terms of this Agreement and the indemnity granted hereby.

                  SECTION 10.04 Effective Date of Transfer. Any valid Transfer of a Membership Units in the Company, or part thereof, shall be effective as of the close of business on the last day of the calendar month in which such Transfer occurs. The Company shall, from the effective date of such Transfer, thereafter pay all further distributions on account of the Membership Units (or part thereof) so transferred, to the Transferee of such interest, or part thereof. As between any Member and its Transferee, Net Profits and Net Losses for the Fiscal Year of the Company in which such Transfer occurs shall be apportioned for federal income tax purposes in accordance with any convention permitted under Code Section 706(d) and selected by the transferring Member and its Transferee.

                  SECTION 10.05 Additional Transfer Provisions. In the case of any Transfer under this Article X:

                  (a) Except as otherwise provided in this Section 10.05, upon the Transfer of the entire Membership Units of a Member, such Member shall have no further obligations as a Member pursuant to this Agreement, except that (i) the obligations of such Member pursuant to Section
14.01 shall survive for a period of twelve (12) months after the Transfer in accordance with the terms thereof and Section 14.04 shall survive indefinitely, (ii) the obligations of such Member pursuant to Article XV and Sections 17.02 and 17.10 shall survive for a period of 24 months after the effective date of such Transfer, unless a claim for indemnification shall have been made under Section 15.02 prior to the expiration of such 24-month period, in which case such Member's obligations under Article XV shall survive until the final disposition of such claim pursuant to a binding settlement, non-appealable decision of a court of law or otherwise, and (iii) if such Member shall transfer its Membership Units to an Affiliate, such Member shall not be released from any liability or obligation under this Agreement, and for purposes of all provisions of this Agreement which are based on or calculated with respect to such date of Transfer, including without limitation, the provisions of Section 10.05(b), 10.06 and 14.01 (but other than the second sentence of Section 10.04), the date of Transfer shall be deemed the date such Membership Units shall become owned by a Person other than the Member or an Affiliate. The contractual rights and obligations of such Member to the Company (other than pursuant to this Agreement) shall remain unaffected unless otherwise provided in paragraph (b) below.

                  (b) Upon the Transfer of a Member's Membership Units (other than to an Affiliate), the following specific provisions shall apply (which provisions illustrate and clarify the provisions of paragraph (a) above):

                           (i)      such Member shall no longer have any
obligation to make Capital Contributions or provide credit support or make Member loans, pursuant to Section 4.01 or 4.03, but any assets or cash contributed to the Company prior to the date of such Transfer shall remain property of the Company;

                           (ii)     such Member shall continue to provide to
the Company the Dedicated Assets provided by it, so long as requested by the Company (and shall be entitled to continue to receive compensation therefor), in accordance with Section 4.02, but not longer than one hundred eighty (180) days after the Transfer,

                           (iii)    any License Agreement between such Member
and the Company shall remain in effect in accordance with its terms;

                           (iv)     any Management Services Agreement between
such Member and the Company shall remain in effect in accordance with its terms, so long as requested by the Company, but not more than one hundred eighty (180) days after the Transfer;

                           (v)      such Member shall have no further
obligation to make certain Persons available to perform services in accordance with Section 12.01(a); and

                           (vi)     Persons who become employees of the
Company in accordance with Section 12.01(b) shall remain employees of the Company.

                  (c) The Transferee or Transferees, as the case may be, shall be required to pay any and all filing and recording fees, fees of counsel and accountants and other costs and expenses reasonably incurred by the Company as a result of such Transfer.

                  (d) No such Transfer of Membership Units shall be made except upon terms which would not, in the opinion of counsel to the Company, result in a violation of the Securities Act of 1933, as amended, or any "Blue Sky" laws or other securities laws of any state of the United States applicable to the Company or the Membership Interest to be transferred.

                  (e)      Notwithstanding any other provision of this
Article X, no Transfer of Membership Units will occur (a) unless and until any and all necessary regulatory approvals and third-party approvals have been obtained, including, without limitation, expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) if such transfer would (x) cause the Company or any Member to become subject to any statute, rule, regulation, order or injunction that would impose material limitations or restrictions on its ability to conduct the Company Business.

                  SECTION 10.06     Withdrawal.

                  (a) Each Member shall have the right, upon thirty (30) days prior written notice of its desire to withdraw given to all other Members, to withdraw from the Company and resign as a Member at any time, commencing on the expiration of thirty-six (36) full calendar months after the month in which this Agreement is executed. Such notice shall become effective upon the expiration of such thirty (30) day period, and shall specify a time and date (which shall not be less than thirty (30) days following the determination of the Fair Market Value) for the purchase of such Membership Units. No Member may otherwise withdraw from the Company or resign as a Member except as a result of a Transfer made in accordance with this Article X or upon dissolution in accordance with Article XI. If any Member withdraws from the Company or resigns as a Member in breach of this provision, such withdrawal or resignation shall be of no force or effect. The withdrawal of a Member shall not dissolve the Company.

                  (b) Upon the withdrawal or resignation of any Member for any reason, the following shall apply:

                           (i)      all Customer Contracts shall remain the
property of the Company;

                           (ii)     the provisions of Section 10.05 shall
apply with respect to such Member as if it affected a Transfer, including without limitation, the provisions of Section 14.01 for a period of twelve
(12) months after the date of such withdrawal;

                           (iii)    if the Company is continued in accordance
with Section 11.02(d) after the expiration of the fiscal quarter after the quarter in which the closing shall occur, the withdrawing Member shall be entitled to receive, subject to the Delaware Act, the Fair Market Value of its Membership Units, determined in accordance with Section 11.02, as of the date of withdrawal, except that the cost of determining the Fair Market Value shall be borne 50% by the Company and 50% by the withdrawing Member. The interest of any Member who has given notice of its desire to withdraw shall thereafter not be included in calculating the requisite number of Members or percentage of interests required for action of the Company; and

                           (iv)     all Member loans, credit supports and
other extensions of credit to or for the benefit of the Company by the withdrawing Member shall be payable on the same terms as if such Member did not so withdraw, including distributions in accordance with Section 8.05(a)(iii).

                  (c) The closing of such purchase of such Membership Units shall take place at the offices of the Company in accordance with, and at the time specified in, such notice of withdrawal. The purchase price for the Membership Interest shall be paid out of the Net Distributable Cash of the Company (if any) to the extent that such purchase price balance plus the purchase price balance resulting from any other purchase by the Company of a Membership Interest does not exceed 50% of such Net Distributable Cash. In the event the Company shall have any such purchase price payment obligations to two or more Members, the amount payable out of such Net Distributable Cash for any given period shall be allocated pro rata among such Members. Subject to the foregoing, payments in respect of the Membership Units of a withdrawn Member shall be made quarterly, out of Net Distributable Cash (if any) on the same basis as, and pro rata with, mandatory prepayments of the principal amount of Member loans pursuant to Section 8.05(a)(iii). The remaining purchase price balance for any such purchase and sale shall be due and payable on the fifth (5th) anniversary of the date of withdrawal, and shall bear interest at a rate equal to the rate announced from time to time by the principle lending bank to SEIS, as its prime rate, or in the absence thereof at the prime rate published in The Wall Street Journal or an analogous publication selected by SEIS.

                  (d) On the closing date, such withdrawing Member shall pay to the Company any and all liabilities and monetary obligations of the withdrawing Member to the Company or to any other Member, and the Company shall be entitled to deduct from the purchase price payable hereunder the full amount of such liabilities and obligations, as well as any income tax which the Company is obligated (in the opinion of counsel chosen by the remaining Managing Members) to deduct and withhold as a result of the subject purchase and sale. At the closing, the withdrawing Member shall transfer, convey and deliver all right, title and interest in and to such Membership Units being transferred by such party, which shall constitute (and, at the closing, the withdrawing Member shall certify the same in writing) good and unencumbered title to such Membership Units, free and clear of all Liens. In addition, the withdrawing Member shall deliver to the Company at such closing any opinions of counsel (relating to transferability) and certificates that the Company may reasonably request.

                  (e) In each case where the Company is required to purchase a Membership Units pursuant to this Section 10.06, each Member (including the withdrawing Member) shall, at the request of the Company, take such action as is necessary and lawful to permit the Company's purchase, including, but not limited to, the incurrence of indebtedness and, if applicable, the creation of legally available surplus (whether by reduction of capital, revaluation of assets or otherwise).

                  SECTION 10.07 Further Assurances. The Members shall cooperate and use all reasonable efforts to take all actions necessary to complete a Transfer in accordance with this Article X, including the making of filings, and provision of information, necessary to comply with Sections 10.05(e).


                                   ARTICLE XI
                    DISSOLUTION, LIQUIDATION AND TERMINATION

                  SECTION 11.01 No Dissolution. The Company shall not be dissolved by the admission of additional Members in accordance with the terms of this Agreement.

                  SECTION 11.02 Events Causing Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

                  (a) the expiration of the term of the Company as provided in Section 2.03;

                  (b)      at any time after the expiration of twenty-four
(24) months after the effective date of this Agreement, the Majority Vote of the Members Committee to dissolve, wind up and liquidate the Company;

                  (c) the sale of all or substantially all the assets of the Company;

                  (d) the Bankruptcy, insolvency, expulsion from the Company or withdrawal pursuant to Section 10.06 of a Managing Member, unless within 90 days after the occurrence of such an event, Members holding a majority of the remaining Membership Units agree in writing to continue the Company Business and to the appointment, if necessary or desired, effective as of the date of such event, of one or more additional Members; or

                  (e) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

                  If the Company is continued pursuant to clause (d) above after the Bankruptcy, insolvency, expulsion or withdrawal of a Managing Member (the "Former Member"), the other Managing Members and the Company shall have the right to purchase the Membership Interest of such Former Member at the Fair Market Value of such Membership Units in accordance with the procedures set forth below. The cost of determining the Fair Market Value shall be borne 50% by the Company and 50% by the Former Member.

                  The "Fair Market Value" of the Company shall be determined by a nationally recognized investment banking firm, accounting firm or valuation firm selected by the other Managing Members from a list of three such firms provided by a representative of the Former Member (the "Appraiser"). The Appraiser's determination of the Fair Market Value shall be considered in the context of a hypothetical purchase of the Company negotiated between a willing buyer and a willing seller, neither of whom is under compulsion to act, without any control premium or any discount for a minority interest, transfer restrictions, illegality or other similar factors. The Appraiser shall also assume that the Company will continue to have obligations to third parties but that the proceeds of the sale shall be used to make payments representing a return of Capital Contributions and the repayment of any Member loans by the Former Member (including any interest thereon). In evaluating the Company, the Appraiser shall give due consideration to the prospects and potential of the Company. Within 30 days of the date of selection, the Appraiser will determine the Fair Market Value and allocate such value between the Membership Interests of the Former Member and the other Members and within 30 days of the delivery of such determination and allocation by the Appraiser, the other Managing Members shall notify the representative of the Former Member whether such other Managing Members will exercise their right to acquire the Membership Units of the Former Member. Any acquisition pursuant to this Section 11.02 shall be completed within 90 days of the date of the selection of the Appraiser.

                  SECTION 11.03 Notice of Dissolution. Upon the dissolution of the Company, the Person or Persons approved by the Members holding a majority of the remaining Membership Units to carry out the winding up of the Company (the "Liquidating Trustee") shall promptly notify the Members of such dissolution, except that in the case of a dissolution pursuant to Section 11.02(d) the Liquidating Trustee shall be the Managing Member (or Members) that is not a Former Member.

                  SECTION 11.04     Liquidation.

                  (a) Upon dissolution of the Company, the Liquidating Trustee shall immediately commence to wind up the Company's affairs; provided, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share Net Profits and Net Losses and items of Company gross income, gain, deduction and loss during liquidation in the same proportions, as specified in Article VII hereof, as before liquidation. Each Member shall be furnished with a statement audited by the Auditors that shall set forth the assets and liabilities of the Company as of the date of dissolution. Each Member (and its Affiliates) shall pay to the Company all amounts then owing by it (and them) to the Company. The Liquidating Trustee shall take the following action and make the following distributions out of the assets of the Company, in the following manner and order of priority:

                           (i)      first, pay or establish adequate reserves
for all debts and liabilities of the Company to persons other than Members and expenses of liquidation in the order of priority provided by law;

                           (ii)     then, establish any reserves which are
reasonably deemed necessary to provide for contingent liabilities or obligations of the Company; provided, however, that, at the expiration of such period of time as the Liquidating Trustee may reasonably deem advisable, the balance of any reserves shall be paid or distributed as provided in clauses (iii) through (v) of this Section 11.04 (in the order of priority thereof), it being agreed that such reserves may, at the election of the Liquidating Trustee, be paid over to an independent escrow agent to be held by it in escrow for the purpose of disbursing such reserves in payment of any of the aforesaid contingencies;

                           (iii)    then, pay out of the balance of such
assets, if any, the outstanding balance of all remaining debts and liabilities of the Company to the Members including any Member who has withdrawn pursuant to Section 10.06 to whom the same are owed, pro rata, including satisfaction of the liabilities of the Company and borrowings by SEIS, Modis, and/or Cayenta to fund Member loans or credit supports or otherwise provide liquidity to or for the benefit of the Company, including the extension of credit as an unmargined line (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions on Membership Units;

                           (iv)     then, after giving effect to all
allocations provided in Article VII hereof, including those required under clause (ii) of the definition of "Asset Value" on Schedule 1.01, pay the Members who have Unrecovered Capital, pro rata, to the extent of their respective amounts of Unrecovered Capital but not in excess of their respective Capital Accounts, the balance, if any, of such assets; and

                           (v)      then pay the balance, if any, of such
assets to the Members in the following order and priority:

                                    (A) to the Members, pro rata, in
accordance with their positive Capital Account balances;

                                    (B) to the Members, pro rata, in
accordance with the number of Membership Units owned by each such Member.

                  To the extent that the Members determine that any or all of the assets of the Company shall be sold, such assets shall be sold as promptly as practicable, in a commercially reasonable manner. For purposes of making the liquidating distributions required by this Section 11.04(a), the Liquidating Trustee may determine, at the direction of the Members by Majority Vote, whether to distribute all or any portion of the assets of the Company in kind or to sell all or any portion of the assets of the Company and distribute the proceeds therefrom. Each Member shall receive copies of all customer information relating to customers of the Company. Subject to paragraph (c) below, Customer Contracts will be divided among the Members such that each Member receives its pro rata share (in accordance with the number of Membership Units) of the aggregate value of Customer Contracts, unless all of the Members otherwise agree in writing to distribute Customer Contracts to certain but not all Members. The Capital Account of each Member shall be adjusted to take into account the Net Profit and Net Losses resulting from the sale of the Company's assets and all other transactions in connection with the winding up of the Company.

                  Notwithstanding anything herein to the contrary, all Joint Work Product (as such term is defined in the License Agreement) except all Company Marks and Hybrid Marks (as those terms are defined in the License Agreement) shall be distributed to the Members and such Joint Work Product shall thereafter be jointly owned by the Members and each Member shall have the unrestricted right to use, license, distribute, sell or otherwise fully exploit such rights without accounting to the other Members, subject to any rights of third parties with regard to such Joint Work Product. In the event that any Joint Work Product is embodied in or is used in connection with a Member's Separate Work Product (as such term is defined in the License Agreement), such Member shall grant to each other Member a limited non-exclusive, royalty-bearing license, on commercially reasonable terms, to use the Separate Work Product solely in connection with obligations and services being provided pursuant to contracts and agreements in effect on the date liquidation of the Company begins, and not for general use of the Joint Work Product in the Member's business. The Liquidating Trustee shall promptly cause copies of any physical embodiments of all Joint Work Product (including source code) other than Company Marks and Hybrid Marks to be delivered to each Member. All Company Marks and all Hybrid Marks shall be deemed to be abandoned. The Members shall have no rights in the Company Marks, Hybrid Marks or any component parts of any Hybrid Marks, or any goodwill associated with any of the foregoing except that (x) the Members shall be permitted to use such Company Marks and Hybrid Marks solely in connection with obligations and services being provided pursuant to contracts and agreements in effect on the date liquidation of the Company begins, and not for general use in the Member's business and (y) SEIS shall own and have the sole right to use the name "Soliance" and all variations thereof and derivations therefrom. All rights in said component parts, and the goodwill associated therewith, shall revert to the Member owning such component parts.

                  (b) Notwithstanding any provision to the contrary in this Section 11.04, upon dissolution of the Company as a result of Section 11.02(a) or (b), the Liquidating Trustee shall, to the extent practicable and consistent with Sections 11.04(a)(iv) and 11.04(a)(v), distribute in kind to each Member the respective assets contributed or transferred by such Member to the Company. The value of each such asset at dissolution shall be determined using the same methodology that was used to determine the value of the assets to be contributed to the Company.

                  (c) To the extent that, pursuant to the provisions of paragraphs (a) and (b) above, a Member does not, as provided in Section 11.04(a)(v), receive property or assets equal to the value of such Member's Capital Account plus a proportionate share of the remainder of property and assets available for distribution after all Members' Capital Accounts have been eliminated pursuant to the liquidation, an attempt will be made to re-allocate the Customer Contracts such that each Member receives property and assets equal to the value of such Member's aggregate Capital Account plus a proportionate share of the remainder of property and assets available for distribution after all Members' Capital Accounts have been eliminated pursuant to the liquidation. In the event that the re-allocation of the Customer Contracts fails to provide each Member with the full value of such Member's Capital Account plus a proportionate share of the remainder of property and assets available for distribution after all Members' Capital Accounts have been eliminated pursuant to the liquidation, each Member which has received more than the full value of its Capital Account plus a proportionate share of the remainder of property and assets available for distribution after all Members' Capital Accounts have been eliminated pursuant to the liquidation, shall pay to the other Member(s), within five Business Days of the notice described in paragraph (d) below becoming final, a cash amount in immediately available funds, equal to the difference in the amount such Member was entitled to receive pursuant to Section 11.04(a)(v) and the amount such Member actually received. Notwithstanding any other provisions of this paragraph, in the event that should there be an insufficient amount of assets to return to each Member the full value of its Capital Account, the Liquidating Trustee will, in its discretion, divide the assets such that each Member receives as near as possible the proportionate amount it was entitled to receive pursuant to Section 11.04(a)(v).

                  (d) As soon as practicable, the Liquidating Trustee shall deliver a notice to each Member setting forth the value assigned to each asset and the Member to which such asset will be distributed, in connection with the provisions of paragraphs (a), (b) and (c) above. Each Member shall have 15 days to dispute such valuation and if no notice of dispute is delivered to the Liquidating Trustee and the other Members, the notice of valuation shall become final. If such notice of dispute is delivered, the matter shall be submitted to a nationally recognized investment banking firm, accounting firm or valuation firm selected by the Liquidating Trustee from a list of three such firms provided by the disputing Member. The banking, accounting or valuation firm shall make a decision within 60 days of referral, which decision shall be final and binding, and the fees and expenses of such firm shall be borne by the Company.

                  SECTION 11.05 Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the holders of Membership Units in the manner provided for in this Article XI, and the Certificate shall have been canceled in the manner required by the Delaware Act.

                  SECTION 11.06 Claims of the Members. The Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company (including any credit support or other liquidity provided by SEIS or Member loans made by SEIS and Cayenta and borrowings thereof to fund Member loans, credit support or otherwise provide liquidity to or for the benefit of the Company) are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company or any other Member or any other Person. No Member with a negative balance in such Member's Capital Account shall have any obligation to the Company or to the other Members or to any creditor or other Person to restore such negative balance upon dissolution or termination of the Company or otherwise.


                                   ARTICLE XII
                                    EMPLOYEES

                  SECTION 12.01     Employees.

                  (a) Commencing on the date hereof, each Member hereby agrees to make certain Persons available to perform services and work for the Company as and when requested by the Members Committee and approved by such Member. The relevant Member shall bill the Company at their employees' normal billing rates. Market-based consultant billing rates will be established for any salaried employee providing services to the Company. Members are encouraged to enter into fixed price, fixed time line contracts when appropriate, the details of which are more fully discussed in the Services Agreements. Should the Company not pay said sum, or any part thereof, within 30 calendar days from the date of the monthly invoice (i) interest at the Interest Rate shall be additionally due and owing on the unpaid balance, from the date past due and (ii) the Member to which such sum is owed shall, effective 30 days following the delivery of written notice to the Company, have no further obligation pursuant to this Section 12.01 to make available to the Company any Persons until such unpaid balance plus all accrued interest shall have been paid; provided, that no Member shall be relieved of any of its obligations pursuant to this Section 12.01 to make available any Persons if, following the delivery of written notice pursuant to this clause (ii) but prior to 30 days following such delivery, the Company shall deliver to the relevant Member written notice setting forth in reasonable detail why the Company in good faith believes no unpaid amount is owed pursuant to this Section 12.01. The Company shall notify the relevant Member of any billing items in question. Such Member will research the items in question and resolve any differences with the Company. In the event any amount that was paid by the Company was not properly owed, then within 30 days after the delivery of such notice, the Company shall be reimbursed that amount with interest at the Interest Rate from the date the original payment was received until the adjustment was refunded. Upon the termination of this Agreement, each Member will bill the Company for the actual costs incurred since the last billing under the normal terms and conditions mentioned above. Each Member shall have the same audit rights in respect of compensation due pursuant to this Section
12.01 as they have pursuant to Section 4.02(e).

                  (b) In the event the Members Committee hires employees to work directly for the Company, or determines to have certain employees of a Member become employees of the Company rather than provide services on a dedicated basis, it shall determine whether to establish welfare and benefit plans for the Company and provide payroll services directly or contract with one or more of the Members to provide such benefits and services. In the event the Members Committee elects to contract with a Member for such benefits and services, such contract shall be on the terms set forth in paragraph (a) above, except as otherwise provided in any Management Services Agreement between the Company and such Member.

                   (c) Each Member (and former Member) agrees that from and after the date hereof, for the duration of the Company and for a period of two (2) years after the dissolution of the Company or after the date the Member transferred its Membership Units, it shall not solicit the employment of any employee of any of the other Members unless such Member consents thereto in advance, provided that a general advertisement in the public media shall not constitute a violation of this section.

                                  ARTICLE XIII
                                    PRODUCTS

                  SECTION 13.01 Company Products. The Company provides information products and services to the energy provider market (collectively referred to herein as, the "Products"). For purposes of this Agreement, "Products" is defined as the provision of Application Service Provider (ASP) and Web-hosting services for the utility industry (any company engaged in the generation, distribution, transmission and retail sale of electrical energy, gas and water to retail sellers or transporters of energy commodity including municipalities, utilities and other energy service providers (ESPs). Each Managing Member will contribute its unique expertise to provide a complete solution for the customer. SEIS will provide the industry knowledge and expertise, Cayenta will provide application and technology interoperability expertise, and Modis will provide application configuration expertise. In addition, SEIS will provide service bureau operational support, application licenses, and the operations infrastructure; this can include related sale, lease and rental of software, hardware, and telecommunication services. When needed, all Managing Members will provide expert information technology consulting services in support of delivering a total solution to the customer.

                                   ARTICLE XIV
                               CERTAIN AGREEMENTS

                  SECTION 14.01     Scope of Business

                  (a) The Products will be marketed by and offered by the Members through the Company. Members will provide Company all leads on new marketing and sales opportunities for Products. If the Company elects, in writing, not to proceed with the lead, the individual Member who initiates the lead may go forward to unilaterally develop such lead. Any Member may deliver written notice to the Company requesting whether a Product not then offered by the Company will be offered by the Company and the Company shall have 90 days to respond to such Member. In the event that within such 90-day time period the Members Committee is unable to determine that such Product will be offered by the Company then the Members hereby agree that such Product may be offered on a non-exclusive basis by the notifying Member, or any other Member, or any of their Affiliates as well as by the Company.

                           The Members agree that this Agreement will not
prevent any Member from marketing any products or services that do not constitute Products at any time, or from marketing Products after the last day of the fifteenth (15) calendar month commencing with the first month after the month in which such Member has transferred its entire Membership Interest (other than to an Affiliate) and ceased to be a Member of the Company or withdrawn from the Company. Subject to the foregoing, the Members agree that they will not enter into any other new agreement to provide any of the Products with any other party.

                   (b) No Subsidiary or Affiliate of a Member shall have any obligation to refrain from (i) engaging in the same or similar activities or lines of business as the Company or developing or marketing any products or services that compete, directly or indirectly, with those of the Company or (ii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company; and neither the Company nor any Member (or any Subsidiary or Affiliate of such Member) shall have any right by virtue of this Agreement in or to, or to be offered any opportunity to participate or invest in, any venture engaged or to be engaged in by any other Member (or any Subsidiary or Affiliate of such Member) or any right of this Agreement in or to any income or profits derived therefrom.

                  SECTION 14.02 Compliance with U.S. Foreign Corrupt Practices Act.

                  (a) Each Member shall take all appropriate action to cause the Company to adopt such internal policies as are necessary to assure that the business of the Company and the conduct of its officers, employees and agents are consistent with the following operating principles: No money or other thing of value shall be offered, promised or given directly or indirectly to (i) any governmental official, (ii) any political party or official thereof, (iii) any candidate for political office, or (iv) any other person, while knowing or having reason to know that all or a portion of such money or thing of value will be offered, promised or given, directly or indirectly, to any of those listed in items
(i) through (iv) above for the purpose of influencing any action, omission or decision by the recipient in order to either obtain or retain business for the Company or to direct business to another.

                  (b) Upon receiving information which provides reasonable certainty that any such payment has been made, or action has been taken, each Member shall (i) advise all other Members of the occurrence, and
(ii) take all actions reasonably necessary to mitigate, correct and report such occurrence, under law or otherwise (such steps may include termination or severance of the individual(s) involved).

                  All Members acknowledge they have a good working knowledge of the requirements of the Foreign Corrupt Practices Act. The Members also agree to adhere to the foregoing operating principle with respect to their own actions on behalf or in the name of the Company.

                  SECTION 14.03 Regulatory Approvals. Each Member shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental or regulatory authorities necessary or advisable to (i) consummate the transactions contemplated by this Agreement and (ii) allow the Company to engage in the Company Business. Each Member shall have the right to review and approve in advance all characterizations of the information relating to such Member which appear in any filing made in connection with the transactions contemplated by this Agreement. The Members agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of governmental and regulatory authorities. The Members shall jointly assist the Company in its efforts to obtain necessary approvals from any governmental or regulatory authority.

                  SECTION 14.04 Confidentiality. Each Member and each of its Affiliates shall keep confidential and not reveal, and shall cause its Affiliates and Subsidiaries and the officers, directors, employees, agents and representatives of such Member and its Affiliates and Subsidiaries, to keep confidential and not to reveal, to any other Person (other than on a "need to know" basis, to the Company or its officers and employees, to any Affiliate or any officer, director, employee, agent or representative of such Member or its Affiliates (each of whom shall be subject to confidentiality obligations), or to any other Member or such Member's Affiliates), any documents and other information concerning, relating to or in connection with the Company or another Member or the business of the Company or such other Member, that come to the knowledge of such Member or its Affiliates or their respective representatives or agents by reason of the relationship of such Member or Affiliate with the Company or such other Member, including but not limited to other leads brought to the Company for consideration by a Member. Information does not include knowledge that (a) is generally available to the public (other than as a result of a disclosure by such Member or its Affiliates), (b) is available to such Person on a non-confidential basis from a source that is not prohibited from disclosing such information to such Person, (c) is independently developed by such Person without assistance by the disclosure of such information, or (d) such Person can demonstrate was known to it prior to the disclosure thereof by the Company ("Information"). In the event that any Member or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such Information, such party shall provide the Managing Members with prompt written notice of such requirement so that such Managing Members or the Company may seek a protective order or other remedy or waive compliance with this Section 14.04; provided, that in the event that such protective order or other remedy is not obtained, or the Managing Members waive compliance with this Section 14.04, the disclosing party shall furnish only that portion of such Information which is legally required to be provided and shall exercise all reasonable efforts to obtain assurances that confidential treatment will be accorded such information. The Members further agree not to use any Information for any purpose other than in connection with activities of the Company and shall cause each of their respective employees who have access to Information to sign a confidentiality agreement. The provisions of this Section 14.04 shall survive the termination or dissolution of the Company with respect to any such documents and other information concerning another Member or the business of such other Member, and shall survive the Transfer of any Membership Units or the withdrawal of any Member with respect to any such documents and other information concerning the Company or another Member or the business of the Company or such other Member.


                                   ARTICLE XV
                          LIABILITY AND INDEMNIFICATION

                  SECTION 15.01     Liability.

                  (a) Except as otherwise provided by the Delaware Act or this Agreement, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person.

                  (b) Except as otherwise expressly required by law, a Member, in its capacity as such, shall have no liability in respect of any distributions wrongfully distributed to it unless such Member had actual knowledge at the time of the distribution of facts indicating the impropriety of the distribution and if immediately after giving effect to such distribution all liabilities of the Company (other than liabilities to Members or assignees on account of their Membership Units and liabilities as to which recourse is limited to specific property of the Company) exceed the fair market value of the Company's assets; provided, that a Member shall have no liability under this Section 15.01 in respect of any distribution on or after the third anniversary of the distribution unless an action to recover such distribution from such Member is commenced prior to such third anniversary and an adjudication of liability against such Member is made in such action.

                  (c) No Managing Member, nor any Affiliate of any Managing Member, shall have any personal liability to the Company or any of the Members (i) for damages for any breach of duty as a manager of the Company or as a Managing Member or as an authorized agent, as the case may be, when acting with the requisite consent or authorization of the Managing Members (which may include such Member) or (ii) for any act or omission performed or omitted by it pursuant to authority granted by this Agreement, provided that the foregoing provision shall not eliminate or limit the liability of any Managing Member if a judgment or other financial adjudication adverse thereto establishes that acts or omissions thereto involved intentional misconduct or a knowing violation of law. Each Member, acting in any capacity hereunder, having the opportunity to grant or withhold its consent or authorization shall be entitled to grant or withhold its consent or authorization to any act hereunder in its sole and absolute discretion, and is entitled to act in its own self-interest in all matters affecting the management or affairs of the Company. Without limiting the foregoing, no Managing Member nor any Affiliate of a Managing Member shall have personal liability to the Company or any of the Members in connection with any decisions, whether for good reason or no reason, that the Company requires or does not require additional capital or credit support or as to the manner of providing any such additional funding, and no consent or authorization as to a level of funding has been expressed nor should be implied.

                  (d) No Member or Managing Member shall be personally liable for the return or payment of all or any portion of the capital of or profits allocable to or loans to the Company by any Member (or any successor, assignee or transferee thereof), it being expressly agreed that any such return of capital or payment of profits made pursuant to this Agreement, or any payment or repayment in respect of any such loan, shall be made solely from the assets of the Company (which shall not include any right of contribution from any Member or Managing Member).

                  SECTION 15.02     Indemnification.

                  (a) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence, bad faith or willful misconduct with respect to such acts or omissions; provided, that any indemnity under this Section 15.02 shall be provided out of and to the extent of Company assets only, and no other Covered Person shall have any personal liability on account thereof.

                  (b)      (i)     In the event that any claim, demand,
action, suit or proceeding shall be instituted or asserted or any loss, damage or claim shall arise in respect of which indemnity may be sought by a Covered Person pursuant to Section 15.02(a), such Covered Person shall promptly notify the Company thereof in writing. Failure to provide notice shall not affect the Company's obligations hereunder except to the extent the Company is actually and materially prejudiced thereby.

                           (ii)     The Company shall have the right,
exercisable subject to the approval of the disinterested Members, to participate in and control the defense of any such claim, demand, action, suit or proceeding and, in connection therewith, to retain counsel reasonably satisfactory to each Covered Person, at the Company's expense, to represent each Covered Person and any others the Company may designate in such claim, demand, action, suit or proceeding. The Company shall keep the Covered Person advised of the status of such claim, demand, action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Covered Person with respect thereto.

                           (iii)    In any such claim, demand, action, suit
or proceeding, any Covered Person shall have the right to retain its own counsel at its own expense; provided, that the fees and expenses of such Covered Person's counsel shall be at the expense of the Company if (A) each other Member and such Covered Person shall have mutually agreed to the retention of such counsel, (B) the Company shall have failed, within a reasonable time after having been notified of the existence of an indemnified claim, to assume the defense of such indemnified claim or (C) the named parties to any such claim, demand, action, suit or proceeding (including any impleaded parties) include both the Company and such Covered Person and representation of both parties by the same counsel would be inappropriate in the judgment of the Covered Person (as evidenced by an opinion of counsel) due to actual or potential differing interests between them and the Company shall have failed, within a reasonable time after having been notified of the Covered Person's objection under this Section 15.02(b)(iii)(C) to such joint representation, to retain counsel for such Covered Person reasonably satisfactory to such Covered Person. It is understood that the Company shall not, in respect of the legal expenses of any Covered Person, in connection with any claim, demand, action, suit or proceeding or related claims, demands, actions, suits or proceedings in the same jurisdiction, be liable for the fees and expense of more than one separate firm (in addition to any local counsel) for all such Covered Persons and that all such fees and expenses shall be reimbursed as they are incurred; provided, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of a Covered Person (as evidenced by an opinion of counsel) for the same counsel to represent such Covered Person and any other Covered Person, then such Covered Person shall be entitled to retain its own counsel, in each jurisdiction for which the Covered Person reasonably determines counsel is required, at the expense of the Company.

                           (iv)     The Company shall not be liable for any
settlement of any claim, demand, action, suit or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify each Covered Person, to the extent provided in Section 15.02(a), from and against all losses, damages or claims by reason of such settlement or judgment. The Company shall not effect any settlement of any pending or threatened claim, demand, action, suit or proceeding in respect of which any Covered Person is seeking indemnification hereunder without the prior written consent of each such Covered

Person (which consent shall not be unreasonably withheld or delayed by any such Covered Person), unless such settlement includes an unconditional release of each such Covered Person from all liability and claims that are subject matter of such claim, demand, action, suit or proceeding.

                           (v)      As necessary or useful to the defending
party in effecting the foregoing procedures, the parties shall cooperate in the execution and delivery of agreements, instruments and other documents and in the provision of access to witnesses, documents and property (including access to perform interviews, physical investigations or other activities).

                  SECTION 15.03 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) actually and reasonably incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified therefor as authorized in Section 15.02 hereof.

                                   ARTICLE XVI
                            CONVERSION TO CORPORATION

                  SECTION 16.01     Conversion to Corporation.

                  (a) At such time and in such manner as the Members shall determine to be appropriate, the Members Committee by Unanimous Vote shall be entitled to cause the Company to be converted into and reconstituted as a corporation under the laws of the State of Delaware (the "Corporation"), whether by conversion pursuant to Delaware Act Section 18-214, merger, transfer and/or contribution of assets and liabilities of the Company to the Corporation in exchange for shares of capital stock of the Corporation (and distribution of such shares to the Members in liquidation of the Company) or otherwise (a "Conversion", and the actual date of such Conversion being referred to herein as the "Conversion Date").

                  As of the Conversion Date, each Member shall, to the extent hereinafter provided, be entitled to receive:

                           (i)      a capital share ownership interest in the
Corporation substantially equivalent, as reasonably determined by the Managing Members, to the Units comprising its Membership Interest as of the Conversion Date; and

                           (ii)     each Member shall also be issued in
respect of the sum of such Member's Unrecovered Capital preferred stock of the Corporation with an aggregate redemption price and liquidation preference equal in the aggregate to such Unrecovered Capital, and otherwise with such rights, preferences and privileges as in the reasonable judgment of the

Managing Member(s) shall be equitable in light of the rights, preferences and privileges to which Members are entitled under this Agreement in respect of their respective Unrecovered Capital.

                  (b) Each of the Members hereby agrees to cooperate fully with such Conversion and enter into one or more stockholders' agreements which shall reflect each of their respective rights and obligations as stockholders of the Corporation, which rights and obligations shall be substantially equivalent to the respective rights and obligations of the Members under this Agreement, and with such changes taking account of the differences between the Company and the Corporation and the laws governing the same, as the Managing Member(s) shall reasonably determine.

                                  ARTICLE XVII
                                  MISCELLANEOUS

                  SECTION 17.01 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopier or by registered or certified mail (postage prepaid, return receipt requested), as follows:

                           (i)      if given to the Company, in care of the
Secretary at 101 Ash Street, San Diego, California 92101, or such other address as the Company may hereafter designate in writing; or

                           (ii)     if given to any Member at the address set
forth opposite its name on Schedule 2.01 attached hereto, or at such other address as such Member may hereafter designate by written notice to the Company.

                  SECTION 17.02 Public Announcements. The Members (and their Affiliates) agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement and will not issue any such press release or make any such public statement prior to such consultation, and, except as may be required by applicable law, will not issue any such press release or make any such public statement without the prior consent of the other party.

                  SECTION 17.03 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

                  SECTION 17.04 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

                  SECTION 17.05 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to "Articles", "Sections" and paragraphs shall refer to corresponding provisions of this Agreement.

                  SECTION 17.06 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby by consummated as originally contemplated to the fullest extent possible.

                  SECTION 17.07 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 17.08 Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining hereto.

                  SECTION 17.09     Governing Law; Dispute Resolution

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                  (b)      Dispute Resolution.

                           (i)      The Members shall attempt in good faith
to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between their respective executives who have authority to settle the controversy. Any Member may give the other Members written notice of any dispute not resolved in the normal course of business. Within five (5) Business Days after the date that the notice is deemed to have been delivered, executives of the disputing Members shall agree upon a mutually acceptable time and place to meet and shall meet at that time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. The first of those meetings shall take place within ninety (90) days after the date that the notice referred to above has been deemed to be delivered. If a disputing Member intends to be accompanied at a negotiation meeting by an attorney, that disputing Member shall give the other Members at least three (3) business days notice of that intention, and the other Members also may be accompanied by an attorney. If the matter has not been resolved within ninety (90) calendar days of the disputing Member's notice or if, within five (5) business days of delivery of that notice, the Members fail to agree on a time and place for an initial meeting, any Member may initiate arbitration of the dispute, controversy or claim as provided in Section 17.09. In addition, if one Member has requested another Member to participate in a non-binding procedure and the other Member has failed to participate, the requesting Member may initiate arbitration pursuant to Section 17.09 prior to the expiration of the ninety (90) days. The ninety (90) day periods in this Section 17.09 are referred to in this Article 17 as the "Notice Periods."

                           (ii)     ARBITRATION. Any dispute, controversy or
claim arising out of or relating to this Agreement, including the breach, termination or validity hereof, which cannot be resolved by negotiation as provided in Section 17.09, shall be finally settled under the Rules of Conciliation and Arbitration of the American Arbitration Association (the "Rules") by an arbitral tribunal (the "Tribunal") comprising one arbitrator appointed by the disputing Member(s), one arbitrator appointed by the non-disputing Member(s) and a third arbitrator appointed by the two arbitrators appointed by the Members. The third arbitrator shall act as the presiding arbitrator (the "Chairman"). A decision of the majority of the arbitrators shall be binding.

                           (iii)    The arbitration shall be held in San
Diego, California.

                           (iv)     Any arbitration proceeding hereunder must
be instituted within two (2) years after the dispute, controversy or claim arises. Failure to institute an arbitration proceeding within the two-year period shall constitute an absolute bar to the institution of any proceedings respecting the dispute, controversy or claim and a waiver thereof. The arbitration proceeding shall be conducted and concluded as soon as reasonably practicable, based on the schedule established by the Tribunal, but in any event the Tribunal shall render its decision within one hundred twenty (120) calendar days following the selection of the Chairman. The Members desire that any dispute, controversy or claim be resolved quickly and at the lowest possible cost, and the Tribunal shall act in a manner consistent with these intentions, including limiting discovery to only that which is absolutely necessary to enable the Tribunal to render a fair decision that reflects the Members' intent as set forth in this Agreement.

                           (v)      The Tribunal shall interpret this
Agreement in accordance with the laws stipulated in Section 17.09 and the rules of construction stipulated in this Agreement. The procedural law of the forum shall be applied with respect to matters not covered by the Rules. All statutes of limitation that otherwise would be applicable shall apply to the arbitration proceeding provided that such statutes of limitation shall be tolled to the extent necessary to allow the Members and the Tribunal the full benefit of the Notice Periods. Any attorney-client privilege and other protection against disclosure of privileged or confidential information, including any protection afforded the work product of any attorney, that otherwise could be claimed by any Member shall be available to and may be claimed by that Member in any arbitration proceeding. No Member waives any attorney-client privilege or any other protection against disclosure of privileged or confidential information by reason of anything contained in, or done pursuant to, the arbitration provisions of this Agreement.

                           (vi)     The decision of the Tribunal pursuant to
this Article 17 shall be final and binding on the parties of this Agreement. The Members agree to submit to the jurisdiction of any court having jurisdiction over the Member or the property of the Member against whom enforcement is sought for purposes of the enforcement of any award, order or judgment.

                           (vii)    Any award of damages pursuant to the
arbitration shall be included in a written decision signed by the arbitrator (or a majority of the arbitrators) which shall state the reasons upon which the award was based, including all the elements involved in the calculation of any award of damages. The award of damages shall not include punitive, special, exemplary or consequential damages, including loss of profits or lost business opportunity, or any damages other than or in addition to actual damages, but may include interest from the date of the award. Any monetary award shall be in the United States dollars, free of any tax or other deduction, and shall include interest from the date of claim for any breach or other violation of this Agreement to the date paid in full at a floating rate of interest equal to the prime rate of interest in effect from time to time at Citibank, N.A., New York, New York.

                            (viii)  Notwithstanding any provision of this
Agreement, either Member shall have the right, at any time after commencement of any arbitration proceeding hereunder and prior to the rendering of any award, order or judgment thereunder, to apply to the Tribunal or to any court of competent jurisdiction for injunctive or preliminary relief. No application for injunctive or preliminary relief shall be construed to infringe this arbitration agreement or affect the powers of the Tribunal.

                           (ix)     The Members agree that during the
pendency of any mediation and/or arbitration, the Company shall continue its operations and each of the Members will continue to provide its services under the existing Management Services Agreement as if there were no dispute.

                  (c) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 17.10 Expenses. Each of the Members will bear its own costs and expenses, including brokers' or finders' fees, if any, incurred in connection with the preparation and execution of this Agreement.

                  SECTION 17.11 Further Assurances. The Members will execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

                  SECTION 17.12     Amendments and Waivers; Assignment.

                   (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all parties hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective; provided, that Schedule 2.01 to this Agreement shall be deemed amended from time to time to reflect the admission of a new Member, the withdrawal or resignation of a Member and the adjustment of the Membership Units resulting from any sale, Transfer or other disposition of a Membership Unit, in each case that is made in accordance with the provisions thereof; and provided, further, that the Members Committee may, by Majority Vote, amend this Agreement without the consent of any other Member (i) to reflect changes validly made in the membership of the Company and corresponding changes in the terms and provisions of this Agreement necessary to reflect or conform with any such change in membership, (ii) to reflect changes permitted in accordance with this Agreement in the Capital Accounts and/or Membership Units of the Members, (iii) to clarify any ambiguities herein or to appropriately adjust any mechanics or procedures set forth herein so long as the rights of the Members are not prejudiced thereby, or (iv) if such amendment is of an inconsequential nature (as reasonably determined by the Managing Members) and does not affect the rights of the Members in any adverse respect. Anything in the foregoing provisions of this Section 17.12 to the contrary notwithstanding, this Agreement shall be amended from time to time (without any required consent of the Members) in each and every manner deemed necessary or appropriate by the Managing Members or the tax matters Member to comply with the then existing requirements of the Code and the Regulations and the Rulings of the Treasury Department or Internal Revenue Service affecting the Company. Any amendment of the definition of the term "Company Business" or expansion of the scope or coverage thereof shall not itself amend or expand the scope or coverage of the restrictions imposed pursuant to
Section 14.01.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (c) Except as provided in Article X hereof, this Agreement shall not be assigned by the Members and no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                  SECTION 17.13 No Third Party Beneficiaries. No person or entity other than a party hereto shall have any rights or remedies under this Agreement.

                  SECTION 17.14 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

                  IN WITNESS WHEREOF, the parties hereto have entered into this Limited Liability Company Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first written above.

                                 Sempra Energy Information Solutions


                                 By:      __________________________________
                                 Name:    __________________________________
                                 Title:   __________________________________


                                 Modis, Inc.

                                 By:      __________________________________
                                 Name:    __________________________________
                                 Title:   __________________________________


                                 Cayenta.com

                                 By:      __________________________________
                                 Name:    __________________________________
                                 Title:   __________________________________

                                  SCHEDULE 1.01

                               Certain Definitions

                  "Adjusted Capital Account" means, with respect to each Member, the balance in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                           (i)      Credit to such Capital Account any
amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

                           (ii)     Debit to such Capital Account the items
described in Sections 1.704-(1)(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
1.704-1(b)(2)(ii)(d)(6) of the Regulations.

                  "Adjusted Capital Account Deficit" means, with respect to each Member, the deficit balance, if any, in such Member's Adjusted Capital Account as of the end of the relevant Fiscal Year.

                  "Affiliate" means, with respect to a specified Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person, including, without limitation, any partnership or joint venture in which the specified Person (either alone or together with any other subsidiary) has, directly or indirectly, an interest of 10% or more; provided that, with respect to each of SEIS, Modis and Cayenta, an "Affiliate" means any non-regulated Person that directly or indirectly is controlled by it. As used in this definition, the term "control" means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, as trustee or executor, by contract or credit arrangements or otherwise.

                  "Agreement" means this Limited Liability Company Agreement of Soliance Networks, as amended, modified, supplemented or restated from time to time.

                  "Asset Value" means, with respect to any asset or liability, such asset's or liability's adjusted basis for federal income tax purposes, except as follows:

                           (i)      the initial Asset Value of any asset
(other than money) contributed by, or liability assumed from, a Member of the Company shall be the value of such asset or liability as determined by Unanimous Vote of the Members; and

                           (ii)     the Asset Value of all assets and
liabilities of the Company shall be adjusted to equal their respective gross fair market values, as determined by the Members

Committee, in accordance with Regulations Section 1.704-1(b)(2)(iv)(f) at the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis contribution to the capital of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets other than money as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses
(i) and (ii) above shall be made only if required by a Majority Vote of the Managing Members. Upon a revaluation of the Company's assets pursuant to this clause (ii), each Member's Capital Account shall be increased or decreased as if such assets were sold for their fair market values and the gain or loss realized thereon were allocated among the Members in accordance with Article VII hereof and Regulations Section 1.704-1(b)(2)(iv)(f).

                  If the Asset Value of an asset or liability has been determined or adjusted pursuant to paragraph (i) or paragraph (ii) above, such Asset Value shall thereafter be reduced by the Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

                           (iii)    The Asset Value of any item of Company
assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g0 into account) of such asset on the date of distribution as determined by the Members' Committee; and

                           (iv)     The Asset Values of Company assets shall
be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of "Net Profits" and "Net Losses" or Section 7.02 hereof; provided, however, that Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

                  If the Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Net Profits and Net Losses.

                  "Bankruptcy" of a Member shall be deemed to occur for purposes of this Agreement if:

                           (i)      an involuntary petition under any
bankruptcy or insolvency law or under the reorganization provisions of any such law is filed with respect to such Member or a receiver of or for the property of such Member is appointed without acquiescence of such Member, which petition or appointment remains undischarged or unstayed for an aggregate period of 90 days (whether or not consecutive); or

                           (ii)     a voluntary petition under any bankruptcy
or insolvency law or under the reorganization provisions of any such law is filed by such Member, a voluntary assignment of such Member's property for the benefit of creditors is made, or a receiver of or for the property of such Member is appointed by, or acquiesced in, by such Member.

                  "Business Day" means any day, except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized or directed by law or executive order to close.

                  "Capital Account" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of
Section 4.06.

                  "Capital Contribution" means, with respect to any Member, the aggregate amount of money contributed to the Company and the initial Asset Value of any property (other than money) contributed to the Company pursuant to Article IV with respect to the Membership Units held by such Member. In the case of a Member that acquires an interest in the Company by virtue of an assignment or transfer in accordance with the terms of this Agreement, "Capital Contribution" means the Capital Contribution of such Member's predecessor to the extent relating to the acquired interest.

                  "Certificate " means the Certificate of Formation and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. The reference to a specific section (Section) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

                  "Company Business" means any activity, business, project or undertaking related to the production or distribution of Products as contemplated in Article XIII in which the Members' Committee by Majority Vote determines the Company should be engaged, and any other activity, business, project or undertaking approved by the Unanimous Vote of the Members Committee; provided, that any such additional activities, businesses, projects or undertakings approved by such a Unanimous Vote shall not itself amend or expand the scope or coverage of the restrictions imposed pursuant to
Section 14.01.

                  "Company Minimum Gain" has the meaning given "partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

                  "Covered Person" means a Member, any Affiliate of a Member, any officers, directors, Representatives, shareholders, employees or partners or members of a Member, or its respective Affiliates or any officers of the Company.

                  "Customer Contract" means written agreements between the Company, directly or through an agent approved by the Members Committee, on the one hand, and the customer, on the other hand, on such terms and subject to such conditions as shall be within underwriting and other guidelines to be determined from time to time by the Members Committee.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
(c) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (d) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters or credit or similar extensions of credit, (e) all Debt of others referred to in clauses (a) through (d) above or clause (f) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (f) all Debt referred to in clauses (a) through (e) above secured by (or which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even through such Person has not assumed or become liable for the payment of such Debt. Notwithstanding the foregoing, Capital Contributions made pursuant to Article IV shall not be considered Debt of any Person.

                  "Dedicated Assets" means all or any of the SEIS Dedicated Assets, the Modis Dedicated Assets and the Cayenta Dedicated Assets.

                  "Delaware Act" means the Limited Liability Company Act, Delaware Code Sections 18-101, et seq., as amended from time to time.

                  "Depreciation" means, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period; provided, that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided further that, if the federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method selected by the Members.

                  "Fiscal Year" means (i) the period commencing upon the formation of the Company and ending on December 31, 1999, (ii) any subsequent twelve month period commencing on January 1 and ending on December 31, or
(iii) any portion of the period described in clause (ii) of this sentence for which the Company is required to allocate Net Profits, Net Losses and other items of Company income, gain, loss or deduction pursuant to Article VII hereof.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "Interest Rate" means the London Interbank Offered Rate (LIBOR) plus 2%.

                  "Liens" means any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever.

                  "Majority Vote" means, with respect to any matter to be voted on by the Representatives designated by the Members, the written approval of, or the affirmative vote by, in the aggregate, a majority of the number of Membership Units.

                  "Managing Members" means each of SEIS, Modis and Cayenta and their respective successors and permitted assigns.

                  "Marketable Securities" means shares of common stock that are listed and traded on a national exchange or the Nasdaq National Market.

                  "Member" means any Person named as a member of the Company on Schedule 2.01 hereto and any Person admitted as an additional Member pursuant to the provisions of this Agreement, in each case, in such Person's capacity as a member of the Company.

                  "Member Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

                  "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

                  "Member Nonrecourse Deductions" has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

                  "Membership Unit" means an equity interest in the Company representing such fractional part of the interest of all unit holders pursuant to this Agreement as is equal to the quotient of one divided by the total number of Membership Units.

                  "Net Distributable Cash" means, for any period for which the amount thereof is being determined, the net income for the Company for such period, after the deduction of all expenses incurred (including without limitation, the amortization of the acquisition cost of Customer Contracts over such period and at such rate as shall be determined by the Members Committee in accordance with GAAP, all interest expenses incurred (including Member loans for liquidity or margin), and reasonable reserves for Customer Contract attrition and repudiation), and as further adjusted by subtracting the amount of any of the following added, and by adding any of the following subtracted, in determining such net income (i) the restoration of any reserve except to the extent that provision for such reserve was made during such period, (ii) the write-up of any assets, (iii) net gains arising from the collection of insurance proceeds, (iv) any net income of any entity in which the Company has an ownership interest except to the extent of the cash dividends or distributions actually received by the Company from such entity, and (v) Depreciation (other than amortization of Customer Contracts and other assets); minus

                           (i)      if the Company is not a taxable entity
for federal income tax purposes, the amount of distributions made or to be made by the Company to its Members with respect to the Company's taxable income for such period; or if the Company is a taxable entity for federal income tax purposes, the amount of tax payable in respect of the Company's taxable income for such period; minus

                           (ii)     to the extent not previously deducted,
all interest, fees and other charges which are due or have accrued during such period under or in respect of all indebtedness of the Company, and all principal payments due or payable during such period under or in respect of indebtedness, including in each case Member loans, credit supports and other extensions of liquidity in accordance with Section 4.03; minus

                           (iii)    an amount equal to the product of (x) the
sum of the aggregate cash outlay and uses of funds (including without limitation, operating expenses, debt service (including all principal, interest, fees and charges) and capital expenditures) of the Company accrued or paid in respect of the previous fiscal quarter, times (y) the number of fiscal quarters of the Company included within the period for which Net Distributable Cash is being determined; minus

                           (iv)     the amount of capital expenditures
actually made during such period.

                  "Net Profits" and "Net Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Section 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code), with the following adjustments:

                           (i)      any income of the Company exempt from
federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be added to such taxable income or loss;

                           (ii)     any expenditures of the Company described
in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                           (iii)    in the event the Asset Value of any asset
of the Company is adjusted in accordance with paragraph (ii) or paragraph
(iii) of the definition of "Asset Value" above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses;

                           (iv)     gain or loss resulting from any
disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Asset Value;

                           (v)      to the extent an adjustment to the
adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Profits or Net Losses; and

                           (vi)     Notwithstanding any other provision of
this definition, any items which are specifically allocated pursuant to
Section 7.02 or Section 7.03 hereof shall not be taken into account in computing Net Profits or Net Losses.

                  The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 7.02 and
7.03 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above. Net Profits and Net Losses shall be determined net of the items of Company income, gain, loss or deduction specially allocated pursuant to Sections 7.02 and 7.03.

                  "Nonrecourse Deductions" has the meaning set forth in
Section 1.704-2(b)(1) of the Regulations.

                  "Nonrecourse Liability" has the meaning set forth in
Section 1.704-2(b)(3) of the Regulations.

                  "Person" means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.

                  "Products" is defined as the provision of Application Service Provider (ASP) and Web-hosting services for the utility industry (any company engaged in the generation, distribution, transmission and retail sale of electrical energy, gas and water to retail sellers or transporters of energy commodity including municipalities, utilities and other energy service providers (ESPs).

                  "Property" means all real and personal property acquired by the Company, including cash, and any improvement thereto, and shall include both tangible and intangible property, but shall not include the SEIS Dedicated Assets, Modis Dedicated Assets and Cayenta Dedicated Assets.

                  "Rate Earned" shall mean the dollar value of interest earned on cash invested based on the applicable short-term money market rate.

                  "Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Related Agreements" means the Management Services Agreements, and the License Agreements as any of the same may be amended and/or restated from time to time.

                  "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "Transfer" means the voluntary or involuntary sale, assignment, transfer, pledge, hypothecation or other disposition or conveyance of, or grant of a Lien in respect of, legal or beneficial interest, directly or indirectly, whether in one transaction or in a series of related transactions.

                  "Transferee" means any Person that is a transferee of a Member's interest in the Company, or part thereof.

                  "Unanimous Vote" means, with respect to any matter to be voted on, the written approval of, or the affirmative vote by, Representatives designated by Members owning all of the Membership Units.

                  "Unrecovered Capital" shall mean, as to a particular Member at a particular time, the amount, if any, by which (i) the aggregate Capital Contributions of such Member pursuant to Sections 4.01 and 4.03(a)(iii) hereof up to such time, exceeds (ii) all amounts theretofore distributed as a return of Capital Contributions in respect of such Member's Membership Interest in the Company pursuant to Sections 8.05(b)(i) and 11.04(b)(iv) hereof.

                                  SCHEDULE 2.01


                    Members, Capital Contributions, Addresses
                         and Number of Membership Units




Member                                      Capital                             Number of
Name and Address                            Contribution                        Membership Units
Sempra Energy
Information Solutions                       [...***...]                            [...***...]
101 Ash Street
San Diego, CA  92101-3017


Modis, Inc.                                 [...***...]                            [...***...]
1 Independent Drive
Jacksonville, FL  32202


Cayenta.com                                 $5 million                                100
225 Broadway, Suite 1500
San Diego, CA  92101



                       *CONFIDENTIAL TREATMENT REQUESTED

                                  SCHEDULE 6.03

                  Initial Representatives on Members Committee



Initial SEIS Representatives        Initial Modis Representatives  Initial Cayenta Representatives
Don Felsinger                       Tim Payne                                   Gene Ray
Jerry Deems                         Randy Ridenour                              Eric DeMarco


                    Initial Designees on Management Committee
Initial SEIS Designees              Initial Modis Designees       Initial Cayenta Designees

Dale Kelly-Cochrane                 Randy Ridenour                Dave Porreca

                                TABLE OF CONTENTS



                                                                                            PAGE
                                                                                            ----
                                    SCHEDULES
                                    ---------
SCHEDULE 1.01              Certain Definitions
SCHEDULE 2.01              Members, Capital Contributions, Addresses and Number of
                           Membership Units
SCHEDULE 6.03              Initial Representatives; Management Committee